Exhibit 4



                                CREDIT AGREEMENT

                         Dated as of September 15, 1997

                                     among

                              OWENS & MINOR, INC.
                                  as Borrower,

                                      AND

                 CERTAIN OF ITS SUBSIDIARIES IDENTIFIED HEREIN
                                 as Guarantors

                          THE BANKS IDENTIFIED HEREIN,

                               NATIONSBANK, N.A.,
                                   as Agent,

                            BANK OF AMERICA NT & SA
                                      and
                                 CRESTAR BANK,
                                 as Co-Agents,

                                      AND

                               NATIONSBANK, N.A.,
                            as Administrative Agent



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                               TABLE OF CONTENTS


SECTION 1  DEFINITIONS AND ACCOUNTING TERMS..............................1
         1.01 Definitions................................................1
         1.02 Computation of Time Periods...............................20
         1.03 Accounting Terms..........................................20

SECTION 2  CREDIT FACILITIES............................................20
         2.01 Revolving Loan Commitment.................................20
         2.02 Revolving Loan Advances...................................21
         2.03 Conversion................................................23
         2.04 Repayment of the Revolving Loans..........................23
         2.05 Interest on Revolving Loans...............................23
         2.06 Revolving Notes...........................................24
         2.07 Swingline Loan Subfacility................................24
         2.08 Competitive Loan Subfacility..............................26
         2.09 Conditions of Lending.....................................29
         2.10 Termination of Commitments................................29
         2.11 Fees......................................................30
         2.12 Prepayments...............................................30
         2.13 Increased Costs, Illegality, etc..........................31
         2.14 Capital Adequacy..........................................32
         2.15 Compensation..............................................33
         2.16 Net Payments..............................................33
         2.17 Change of Lending Office; Right to Substitute Lender......34
         2.18 Payments and Computations.................................35
         2.19 Pro Rata Treatment........................................36
         2.20 Sharing of Payments.......................................36
         2.21 Foreign Lenders...........................................36

SECTION 3  GUARANTEE....................................................37
         3.01 The Guarantee.............................................37
         3.02 Obligations Unconditional.................................38
         3.03 Reinstatement.............................................39
         3.04 Certain Additional Waivers................................39
         3.05 Remedies..................................................39
         3.06 Rights of Contribution....................................39
         3.07 Continuing Guarantee......................................40

SECTION 4  CONDITIONS PRECEDENT.........................................40
         4.01 Conditions to Closing.....................................40
         4.02 Conditions to Initial Loan Advance........................41

SECTION 5  REPRESENTATIONS AND WARRANTIES...............................42
         5.01 Organization and Good Standing............................42
         5.02 Due Authorization.........................................42
         5.03 No Conflicts..............................................42
         5.04 Consents..................................................42
         5.05 Enforceable Obligations...................................43
         5.06 Financial Condition.......................................43
         5.07 No Default................................................43
         5.08 Liens.....................................................43
         5.09 Indebtedness..............................................43

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         5.10 Litigation................................................43
         5.11 Material Agreements.......................................44
         5.12 Taxes.....................................................44
         5.13 Compliance with Law.......................................44
         5.14 ERISA.....................................................44
         5.15 Subsidiaries..............................................44
         5.16 Use of Proceeds; Margin Stock.............................45
         5.17 Government Regulation.....................................45
         5.18 Hazardous Substances......................................45
         5.19 Patents, Franchises, etc..................................46
         5.20 Solvency..................................................46
         5.21 Investment................................................46

SECTION 6 AFFIRMATIVE COVENANTS.........................................46
         6.01 Information Covenants.....................................46
         6.02 Preservation of Existence and Franchises..................49
         6.03 Books, Records and Inspections............................49
         6.04 Compliance with Law.......................................49
         6.05 Payment of Taxes and Other Indebtedness...................49
         6.06 Insurance.................................................50
         6.07 Maintenance of Property...................................50
         6.08 Performance of Obligations................................50
         6.09 ERISA.....................................................50
         6.10 Use of Proceeds...........................................51
         6.11 Financial Covenants.......................................51
         6.12 Additional Credit Parties.................................52

SECTION 7  NEGATIVE COVENANTS...........................................53
         7.01 Indebtedness..............................................53
         7.02 Liens.....................................................54
         7.03 Guaranty Obligations......................................54
         7.04 Nature of Business........................................54
         7.05 Consolidation, Merger, Sale or Purchase of Assets, etc....54
         7.06 Advances, Investments and Loans...........................55
         7.07 Prepayments and Amendments Relating to Other Debt.........56
         7.08 Transactions with Affiliates..............................56
         7.09 Ownership of Subsidiaries.................................57
         7.10 Fiscal Year...............................................57
         7.11 Subsidiary Dividends......................................57
         7.12 Dividends.................................................57
         7.13 Securitization Transaction................................57

SECTION 8  EVENTS OF DEFAULT............................................58
         8.01 Events of Default.........................................58
         8.02 Acceleration; Remedies....................................60

SECTION 9  AGENCY PROVISIONS............................................61
         9.01 Appointment...............................................61
         9.02 Delegation of Duties......................................62
         9.03 Exculpatory Provisions....................................62
         9.04 Reliance on Communications................................62
         9.05 Notice of Default.........................................63
         9.06 Non-Reliance on Agents and Other Banks....................63
         9.07 Indemnification...........................................64

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         9.08 Agents in their Individual Capacity.......................64
         9.09 Successor Agent...........................................64

SECTION 10  MISCELLANEOUS...............................................65
         10.01 Notices..................................................65
         10.02 Right of Set-Off.........................................66
         10.03 Benefit of Agreement.....................................66
         10.04 No Waiver; Remedies Cumulative...........................69
         10.05 Payment of Expenses, etc.................................69
         10.06 Amendments, Waivers and Consents.........................70
         10.07 Counterparts.............................................71
         10.08 Headings.................................................71
         10.09 Survival of Indemnification..............................71
         10.10 Governing Law; Submission to Jurisdiction; Venue.........71
         10.10 Severability.............................................72
         10.11 Entirety.................................................72
         10.12 Survival of Representations and Warranties...............72

                                      iii

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SCHEDULES

Schedule 2.01(a)          Schedule of Banks and Commitments
Schedule 2.02(1)          Form of Notice of Borrowing
Schedule 2.02(2)          Form of Notice of Conversion
Schedule 2.06             Form of Revolving Note
Schedule 2.08(b)-1        Form of Competitive Bid Request
Schedule 2.08(b)-2        Form of Notice of Receipt of Competitive Bid Request
Schedule 2.08(c)          Form of Competitive Bid
Schedule 2.08(e)          Form of Competitive Bid Accept/Reject Letter
Schedule 4.01(b)(1)       Form of Legal Opinion of Drew St. J. Carneal
Schedule 4.01(b)(2)       Form of Legal Opinion of Hunton & Williams
Schedule 5.09             Schedule of Outstanding Indebtedness
Schedule 5.10             Schedule of Legal Proceedings
Schedule 5.15             Schedule of Subsidiaries
Schedule 5.18             Schedule of Environmental Exceptions
Schedule 6.01(c)          Schedule of Borrowing Base Certificate
Schedule 6.01(d)          Form of Officer's Compliance Certificate
Schedule 6.06             Schedule of Insurance
Schedule 6.12             Form of Joinder Agreement
Schedule 7.02             Schedule of Permitted Liens
Schedule 10.03            Form of Assignment and Acceptance Agreement

                                       iv

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                                CREDIT AGREEMENT


         THIS CREDIT AGREEMENT dated as of September 15, 1997 (the "Credit Agreement"), is by and among OWENS & MINOR, INC., a Virginia corporation (the "Borrower"), CERTAIN OF ITS SUBSIDIARIES identified as a "Guarantor" in the definition thereof and on the signature pages hereto (hereinafter sometimes referred to individually as a "Guarantor" and collectively as the "Guarantors"), the various banks and lending institutions identified on the signature pages hereto (each a "Bank" and collectively, the "Banks"), NATIONSBANK, N.A. as agent (in such capacity, the "Agent" or "Administrative Agent"), BANK OF AMERICA NT & SA and CRESTAR BANK as co-agents (in such capacity, the "Co-Agents") and NATIONSBANK, N.A., as administrative agent for the Banks (in such capacity, the "Administrative Agent").


                              W I T N E S S E T H

         WHEREAS, the Borrower has requested that the Banks provide a $225,000,000 senior revolving credit facility for the purposes hereinafter provided;

         WHEREAS, the Banks have agreed to provide the requested credit facility on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


                                   SECTION 1

                        DEFINITIONS AND ACCOUNTING TERMS

         1.01     Definitions.

         As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms herein shall include in the singular number the plural and in the plural the singular:

         "Additional Credit Party" means each Person that becomes a Guarantor after the Closing Date.

         "Adjusted Eurodollar Rate" means for the Interest Period for each Eurodollar Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate equal to the rate obtained by dividing (a) the rate of interest determined by the Administrative Agent to be the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the per annum rates at which deposits in U.S. dollars are offered to the Administrative Agent in the interbank eurodollar market at 11:00 A.M. (Charlotte, North Carolina time) (or as soon thereafter as is practicable), in each case two Business Days before the first day of such Interest Period, in an amount substantially equal to such Eurodollar Loan comprising part of such borrowing (including conversions,

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extensions and renewals) and for a period equal to such Interest Period by (b) a percentage equal to 100% minus the Adjusted Eurodollar Rate Reserve Percentage for such Interest Period. As used herein, "Adjusted Eurodollar Rate Reserve Percentage" for the Interest Period for each Eurodollar Loan comprising part of the same borrowing (including conversions, extensions and renewals), means the percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities consisting of or including "eurocurrency liabilities", as such term is defined in Regulation D (or with respect to any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Loans is determined) having a term equal to the Interest Period for which such Adjusted Eurodollar Rate
Reserve Percentage is determined.

         "Administrative Agent" means the administrative agent for the Banks under this Credit Agreement as identified in the recital of parties hereinabove, and any successors and assigns in such capacity.

         "Administrative Agent's Fee Letter" means the letter agreement dated as of September 15, 1997 between the Administrative Agent and the Borrower, as amended, modified, supplemented or replaced from time to time.

         "Administrative Agent's Fees" means such term as defined in Section 2.11(c).

         "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

         "Agent" means the agent for the Banks under this Credit Agreement as identified in the recital of parties hereinabove, and any successors and assigns in such capacity.

         "Agents" means, collectively, the Agent, the Co-Agents and the Administrative Agent.

         "Applicable Federal Funds Rate" means, for any day, a per annum rate equal to the sum of (i) the rate at which Federal funds are offered to the Swingline Lender on an overnight basis as determined by such Swingline Lender, plus (ii) one-eighth of one percent (1/8%).

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         "Applicable Percentage" means for any day, the rate per annum set forth below opposite the applicable Leverage Ratio then in effect, it being understood that the Applicable Percentage for (i) Base Rate Loans shall be the percentage set forth under the column "Base Rate Margin", (ii) Eurodollar Loans shall be the percentage set forth under the column "Eurodollar and Fed Funds Swingline Loan Margin", (iii) Fed Funds Swingline Loans shall be the percentage set forth under "Eurodollar and Fed Funds Swingline Loan Margin" and (iv) the Commitment Fee shall be the percentage set forth under the column "Commitment Fee":

                     Eurodollar and
   Leverage       Fed Funds Swingline     Base Rate     Commitment
    Ratio             Loan Margin          Margin           Fee
    -----             -----------          ------           ---
     >.60               1.0625%             .25%           .25%
     -

<.60 but >.55            .8125%             .25%           .225%
         -

<.55 but >.50            .6875%              0%            .200%
         -

<.50 but >.45            .5625%              0%            .175%
         -

<.45 but >.40            .4375%              0%            .150%
         -

     <.40                .3125%              0%            .150%

     The Applicable Percentage shall, in each case, be determined and adjusted quarterly on the date five (5) Business Days after the date of delivery of the quarterly compliance certificate and financial information provided in accordance with Sections 6.01(a) and 6.01(b), as appropriate, provided that the date of determination and adjustment shall not be later than the date 5 days after the date by which the Borrowers are required to provide such quarterly or annual compliance certificate and financial information (each an "Interest Determination Date") based on the information contained in such quarterly or annual financial information. The Applicable Percentage shall be effective from an Interest Determination Date until the next such Interest Determination Date. The Administrative Agent shall determine the appropriate Applicable Percentages promptly upon receipt of the quarterly or annual financial information and promptly notify the Borrower and the Banks of any change thereof. Such determinations by the Administrative Agent shall be conclusive absent manifest error.

         "Assignee" means any bank or financial institution to which all or a portion of the rights and obligations of a Bank under the terms of this Credit Agreement have been assigned pursuant to Section 10.03(b) hereof.

         "Bankruptcy Code" means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

         "Base Rate" means, for any day, a rate per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/16 of 1%) equal to the greater of

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(a) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% or (b)
the Prime Rate in effect on such day. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (a) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

         "Base Rate Loan" means a Loan which bears interest based on the Base Rate.

         "Borrower" means Owens & Minor, Inc., a Virginia corporation.

         "Borrowing Base" means, at any time, the sum of 85% of Eligible Receivables plus 50% of Eligible Inventory.

         "Business Day" means any day other than a Saturday, a Sunday, a legal holiday or a day on which banking institutions are authorized by law or other governmental action to close in Richmond, Virginia, Charlotte, North Carolina or New York, New York; except that in the case of Eurodollar Loans, such day is also a day on which dealings between banks are carried on in U.S. dollar deposits in the London interbank market.

         "Capital Expenditures" means all expenditures for the purchase of property, plant and equipment that would be capitalized in accordance with generally accepted accounting principles, including without limitation Capitalized Leases.

         "Capitalized Lease" means any lease the payments and obligations with respect to which would be required to be capitalized in accordance with generally accepted accounting principles.

         "Cash Equivalents" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (ii) U.S. dollar denominated (or foreign currency fully hedged) time deposits, certificates of deposit, Eurodollar time deposits and Eurodollar certificates of deposit of (y) any domestic commercial bank of recognized standing having capital and surplus in excess of $250,000,000 or (z) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than 364 days from the date of acquisition,
(iii) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and

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maturing within six months of the date of acquisition and (iv) repurchase agreements with a bank or trust company (including a Bank) or a recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which the Borrower shall have a perfected first priority security interest (subject to no other liens or encumbrances) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations.

         "Change of Control" means (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership, directly or indirectly, of Voting Stock of the Borrower (or other securities convertible into such Voting Stock) representing 35% or more of the combined voting power of all Voting Stock of the Borrower, (ii) during any period of up to 24 consecutive months, commencing after the Closing Date, individuals who at the beginning of such 24 month period were directors of the Borrower cease to constitute a majority of the board of directors of the Borrower and such event is a result (directly or indirectly) of the acquisition of 5% or more of the combined voting power of the Voting Stock by a Person or Persons who did not own at least 5% or more of the combined voting power of the Voting Stock as of the Closing Date (specifically excluding for purposes of this clause (ii) the effect of conversion of all or any portion of the convertible preferred stock held by the Hillman family on the Closing Date), or (iii) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, control over Voting Stock of the Borrower (or other securities convertible into such securities) representing 35% or more of the combined voting power of all Voting Stock of the Borrower. As used herein, "beneficial ownership" shall have the meaning provided in Rule 13d-3 of the Securities and Exchange Commission under the Securities and Exchange Act of 1934.

         "Closing Date" means the date on which the conditions set forth in
Section 4.01 shall have been fulfilled.

         "Co-Agent" means the co-agents for the Banks under this Credit Agreement as identified and defined in the recital of the parties hereinabove, and any successors and assigns in such capacity.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Commitment" means the commitments of the Banks to make Revolving Loans, of the Swingline Lender to make Swingline Loans and of the Banks to purchase participation interests in the Swingline Loans.

         "Commitment Fee" means such term as defined in Section 2.11(b).

         "Commitment Period" means the period from and including the Closing Date to but not including the earlier of (i) the Termination Date, or (ii) the date on which the Revolving Commitments shall terminate in accordance with the provisions of this Credit Agreement.

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         "Competitive Bid" means an offer by a Bank to make a Competitive Loan pursuant to the terms of Section 2.08.

         "Competitive Bid Rate" means, as to any Competitive Bid made by a Bank in accordance with the provisions of Section 2.08, the fixed rate of interest offered by the Bank making the Competitive Bid.

         "Competitive Bid Request" means a request by the Borrower for Competitive Bids in accordance with the provisions of Section 2.08(b).

         "Competitive Bid Request Fee" means such fee, if any, agreed upon by the Borrower and the Administrative Agent payable in connection with each Competitive Bid Request.

         "Competitive Loan" means a loan made by a Bank in its discretion pursuant to the provisions of Section 2.08.

         "Competitive Loan Banks" means, at any time, those Banks which have Competitive Loans outstanding.

         "Competitive Loan Maximum Amount" shall have the meaning assigned to such term in Section 2.08(a).

         "Consistent Basis" or "consistent basis" means, with regard to the application of accounting principles, accounting principles consistent in all material respects with the accounting principles used and applied in preparation of the financial statements previously delivered to the Banks and referred to in
Section 5.06.

         "Consolidated Borrower Group" means the Borrower and its Restricted Subsidiaries.

         "Consolidated Current Assets" means as of the date of determination thereof the total amount of current assets of the Borrower and its Subsidiaries on a consolidated basis determined in accordance with generally accepted accounting principles.

         "Consolidated Current Liabilities" means as of the date of determination thereof the total amount of current liabilities of the Borrower and its Subsidiaries on a consolidated basis determined in accordance with generally accepted accounting principles.

         "Consolidated Current Ratio" means, at any time, the ratio of Consolidated Current Assets to Consolidated Current Liabilities.

         "Consolidated Fixed Charges" means, for the applicable period ending as of a Determination Date, the sum of (i) all Interest Expense on all Indebtedness during such period, (ii) all Rentals (other than Rentals on Capitalized Leases to the extent such Rentals are included in Interest Expense or as a current maturity of a Capitalized Lease under subsection (iii) hereof) payable during such period, (iii) current maturities of Funded Debt and current maturities of Capitalized Leases as of such Determination Date, and (iv) all dividends paid in cash or property and redemptions made of capital stock (other than dividends

                                       6

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paid to, or redemptions of capital stock owned by, the Borrower or a wholly-owned Subsidiary) during such period, in each case for the Borrower and its Subsidiaries on a consolidated basis determined in accordance with generally accepted accounting principles.

         "Consolidated Net Income" means, for the applicable period ending as of a Determination Date, the net income of the Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with generally accepted accounting principles, but excluding for purposes of determining compliance with the Fixed Charge Coverage Ratio in Section 6.11(d) hereof:

                           (a) any extraordinary gains or losses on the sale or other disposition of assets, and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses;

                           (b)  the proceeds of any life insurance policy;

                           (c) net earnings of any business entity (other than a Subsidiary) in which the Borrower or any Subsidiary has an ownership interest unless such net earnings shall have actually been received by the Borrower or such Subsidiary in the form of cash distributions; and

                           (d) any portion of the net earnings of any Subsidiary which for any reason is unavailable for payment of dividends to the Borrower or any other Subsidiary.

         "Consolidated Net Income Available for Fixed Charges" means, for the applicable period ending as of a Determination Date, the sum of Consolidated Net Income

                           plus (to the extent deducted in determining
         Consolidated Net Income) (i) all provisions for any federal, state or other income taxes, (ii) depreciation, amortization and other non-cash charges, including without limitation any accrual necessary for purposes of conforming with Financial Accounting Standards Board Statement Number 106 (as defined by generally accepted accounting principles) to the extent that the accrued portion thereof constitutes a non-cash charge, (iii) Interest Expense, and (iv) all Rentals, minus (v) all Capital Expenditures,

     for the Borrower and its Subsidiaries on a consolidated basis determined in accordance with generally accepted accounting principles.

         "Consolidated Net Worth" means total stockholders' equity for the Borrower and its Subsidiaries on a consolidated basis as determined in accordance with generally accepted accounting principles.

         "Consolidated Tangible Net Worth" means total stockholders' equity minus goodwill, patents, trade names, trade marks, copyrights, franchises, organizational expense, deferred assets other than prepaid insurance and prepaid taxes and such other assets as are properly classified as "intangible assets",

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

for the Borrower and its Subsidiaries on a consolidated basis as determined in accordance with generally accepted accounting principles.

         "Consolidated Total Assets" means, at any time, all items, which would be classified as assets of the Borrower and its Subsidiaries on a consolidated basis determined in accordance with generally accepted accounting principles.

         "Consolidated Total Capitalization" means the sum of (i) Consolidated Total Debt plus (ii) Consolidated Net Worth.

         "Consolidated Total Debt" means all Indebtedness of the Borrower and its Subsidiaries on a consolidated basis determined in accordance with generally accepted accounting principles plus to the extent not included under generally accepted accounting principles, items referenced in the definition of "Indebtedness".

         "Controlled Group" means (i) the controlled group of corporations as defined in Section 414(b) of the Code and the applicable regulations thereunder, or (ii) the group of trades or businesses under common control as defined in
Section 414(c) of the Code and the applicable regulations thereunder, of which the Borrower is a part or may become a part.

         "Credit Documents" means this Credit Agreement, the Notes, any Joinder Agreement and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto.

         "Credit Party" means any of the Borrower and the Guarantors.

         "Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

         "Defaulting Bank" means, at any time, any Bank that, at such time, (i) has failed to make an Extension of Credit required pursuant to the terms of this Credit Agreement, (ii) has failed to pay to the Agent or any Bank an amount owed by such Bank pursuant to the terms of the Credit Agreement or any other of the Credit Documents, or (iii) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or to a receiver, trustee or similar official.

         "Determination Date" means the last day of each quarterly fiscal period of the Borrower.

         "Dividend" means any payment by the Borrower or any of its non-wholly owned Subsidiaries of a payment, distribution, or dividend (other than a dividend or distribution payable solely in stock of the Person making such payment, distribution or dividend) on, or any payment on account of the purchase, redemption or retirement of, or any other distribution, any shares of any class of stock or other ownership interest in the Borrower or any of its Subsidiaries (including any such payment or distribution in cash or in property or obligations of the Borrower or any of its Subsidiaries).

         "Eligible Assignee" means any Bank or Affiliate or subsidiary of a Bank; and any other commercial bank, financial institution or "accredited investor" (as defined in Regulation D of the Securities and Exchange Commission) with combined capital surplus in excess of $500,000,000 reasonably acceptable to the Administrative Agent and the Borrower.

         "Eligible Inventory" means, as of any date of determination, the aggregate book value (based on a FIFO valuation) of all inventory of the Credit Parties on a consolidated basis after deducting allowances or reserves relating thereto, as shown on the books and records of the Credit Parties.

         "Eligible Receivables" means as of any date of determination, the aggregate net book value of all accounts, accounts receivable, receivables, and obligations for payment created or arising from the sale of inventory or the rendering of services in the ordinary course of business, owned by or owing to the Credit Parties on a consolidated basis after deducting allowances or reserves relating thereto, as shown on the books and records of such Credit Parties.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

         "ERISA Affiliate" means each person (as defined in Section 3(9) of ERISA) which together with the Borrower, any Subsidiary of the Borrower or member of the Consolidated Borrower Group would be deemed to be a member of the same "controlled group" within the meaning of Section 414(b), (c), (m) or (o) of the Code.

         "Eurodollar Loan" means a Loan which bears interest based on the Adjusted Eurodollar Rate.

         "Event of Default" has the meaning specified in Section 8.

         "Extension of Credit" means any Loan advance.

         "Fed Funds Swingline Loan" means a Loan which bears interest based on the Applicable Federal Funds Rate.

         "Federal Funds Effective Rate" means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve Bank of New York, or, if such rate is not so released for any day which is a Business Day, the arithmetic average (rounded upwards to the next 1/100th of 1%), as determined by the Administrative Agent, of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

         "Fees" means all fees payable pursuant to Section 2.11.

         "Fitch" means Fitch Investors Service, Inc., and any successor thereof.

         "Fixed Charge Coverage Ratio" means the ratio of Consolidated Net Income Available for Fixed Charges to Consolidated Fixed Charges.

         "Funded Debt" means, for any Person, (i) all Indebtedness of such Person for borrowed money or which has been incurred in connection with the acquisition of assets, in each case having a final maturity of one or more years from the date of origin thereof (or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of origin), (ii) all Capitalized Lease obligations for such Person, and (iii) all Guaranty Obligations by such Person of Funded Debt of others. Funded Debt shall include, without duplication, payments in respect of Funded Debt which constitute current liabilities of the obligor under generally accepted accounting principles.

         "Generally Accepted Accounting Principles" or "generally accepted accounting principles" means generally accepted accounting principles at the time in the United States. Except as otherwise expressly provided, all references to generally accepted accounting principles shall be applied on a consistent basis.

         "Governmental Authority" means any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

         "Guarantor" means those corporations and entities identified as a "Guarantor" on the signature pages hereto, being Owens & Minor Medical, Inc., a Virginia corporation, National Medical Supply Corporation, a Delaware corporation, Owens & Minor West, Inc., a California corporation, Koley's Medical Supply, Inc., a Nebraska corporation, Lyons Physician Supply Company, an Ohio corporation, A. Kuhlman & Company, a Michigan corporation, and Stuart Medical, Inc., a Pennsylvania corporation; and each Additional Credit Party which has executed a Joinder Agreement.

         "Guaranty Obligations" means any obligations (other than (i) endorsements in the ordinary course of business of negotiable instruments for deposit or collection and (ii) Standard Securitization Obligations relating to Qualified Securitization Transactions) guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Indebtedness or other obligation or any property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of such indebtedness or obligation or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements and capital maintenance agreements), (iii) to lease or purchase property, securities or services primarily for the purpose of assuring the owner of such Indebtedness or obligation, or (iv) to otherwise assure or hold harmless the owner of such Indebtedness or obligation against loss in respect thereof. The amount of Guaranty Obligations hereunder shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness or obligation in respect of which such Guaranty Obligation is made or, if not stated or determinable, the maximum reasonably anticipated amount in respect thereof (assuming such other Person is required to perform thereunder) as determined in good faith.

         "Indebtedness" means without duplication, (i) all indebtedness for borrowed money, (ii) all obligations evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (iii) the deferred purchase price of assets or services which in accordance with generally accepted accounting principles would be shown to be a liability (on the liability side of a balance sheet), (iv) all Guaranty Obligations, (v) the maximum stated amount of all letters of credit issued or acceptance facilities established for the account of such Person and, without duplication, all drafts drawn thereunder (other than letters of credit (x) supporting other Indebtedness of the Borrower or a Subsidiary or (y) offset by a like amount of cash or government securities pledged or held in escrow to secure such letter of credit and draws thereunder), (vi) all Capitalized Lease obligations, (vii) all Indebtedness of another Person secured by any Lien on any property of the Borrower or a Restricted Subsidiary, whether or not such Indebtedness has been assumed, in an amount not to exceed the fair market value of the property of the Borrower or Restricted Subsidiary securing such Indebtedness, (viii) all obligations under take-or-pay or similar arrangements or under interest rate, currency, or commodities agreements, (ix) indebtedness created or arising under any conditional sale or title retention agreement, (x) all preferred stock which by its terms requires redemption, mandatory sinking fund payments or the like, by a fixed date prior to the Termination Date, (xi) the aggregate net amount of indebtedness or obligations relating to the sale, contribution or other conveyance of accounts receivable (or similar transaction) (exclusive of intercompany obligations owing between the Securitization Subsidiary and a Credit Party pursuant to a Qualified Securitization Transaction permitted hereunder) regardless of whether such transaction is effected without recourse or in a manner which would not be reflected on a balance sheet in accordance with generally accepted accounting principles, (xii) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product, where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with generally accepted accounting principles; but specifically excluding from the foregoing trade payables and accrued expenses arising or incurred in the ordinary course of business.

         "Initial Funding Date" means the date on which the conditions to initial funding set forth in Section 4.02 hereof shall have been fulfilled (or waived) and on which the initial Loan advance shall have been made.

         "Interest Expense" means, for any period, all interest expense, including the amortization of debt discount and premium and the interest component under Capitalized Leases, determined in accordance with generally accepted accounting principles plus the discount in connection with the sale of Receivables and Receivables Related Assets in connection with a Qualified Securitization Transaction.

         "Interest Payment Date" means (i) as to Base Rate Loans and Fed Funds Swingline Loans, the last day of each month and on the Termination Date and (ii) as to Eurodollar Loans and Competitive Loans, on the last day of each Interest Period for such Loan, the date of repayment and on the Termination Date, and in addition where the applicable Interest Period is more than 3 months, then also on the date 3 months from the beginning of the Interest Period, and each 3 months thereafter. If an Interest Payment Date falls on a date which is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day, except that in the case of Eurodollar Loans where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding day.

         "Interest Period" means (i) as to Eurodollar Loans, a period of one, two, three or six months' duration, and also as to Eurodollar Loans of up to $30,000,000, a period of 7-days' duration (provided that no more than one such Revolving Loan with a 7-day Interest Period may be outstanding at any time), as the Borrower may elect, commencing in each case, on the date of the borrowing (including conversions, extensions and renewals), and (ii) as to Competitive Loans, a period of not less than 7 nor more than 180 days' duration, as the Borrower may request and the Competitive Bank may agree in accordance with the provisions of Section 2.08; provided, however, (A) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (B) no Interest Period shall extend beyond the Termination Date and (C) in the case of Eurodollar Loans, where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last day of such calendar month.

         "Interest Rate Protection Agreement" means any interest rate swap, collar or other interest protection agreement.

         "Joinder Agreement" means a Joinder Agreement substantially in the form of Schedule 6.12 hereto executed and delivered by an Additional Credit Party in accordance with the provisions of Section 6.12.

         "Leverage Ratio" means the ratio of Consolidated Total Debt to Consolidated Total Capitalization.

         "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease in the nature thereof) securing or purporting to secure any Indebtedness.

         "Loan" means a Revolving Loan, Swingline Loan and/or Competitive Loan, as appropriate.

         "Material Adverse Effect" means a material adverse effect on (i) the operations or financial condition of the Borrower and its Restricted Subsidiaries, or of the Borrower and its Subsidiaries, in each case taken as a whole, (ii) the ability of the Borrower or Guarantors to perform their respective obligations under this Credit Agreement, or (iii) the validity or enforceability of this Credit Agreement, or any of the other Credit Documents, in each case as to the obligations of the Borrower or the Guarantors hereunder or thereunder, or the rights and remedies of the Banks hereunder or thereunder.

         "Moody's" means Moody's Investors Service, Inc., and any successor thereof.

         "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the Controlled Group during such five year period.

         "NationsBank" means NationsBank, N.A. or its successor.

         "Non-Guarantor Subsidiaries" means Subsidiaries of the Borrower which are not Guarantors, as referenced in Section 6.12(a).

         "Non-U.S. Person" means any Person that is not a United States person within the meaning of Section 7701(a)(30) of the Code.

         "Note" or "Notes" means the Revolving Notes, individually or collectively, as appropriate.

         "Notice of Borrowing" shall have such meaning as provided in Sections 2.02(a) and Section 2.07(b).

         "Notice of Conversion" shall have such meaning as provided in Section 2.03.

         "Obligations" means, without duplication, all of the obligations of the Borrower or other Credit Party to the Banks, the Administrative Agent and the Co-Agents (including the obligations to pay principal of and interest on the Loans, to pay and satisfy guaranty obligations in respect of the Loans, to pay all Fees, to pay certain expenses and the obligations arising in connection with various indemnities) whenever arising, under this Credit Agreement, the Notes or any of the other Credit Documents to which the Borrower or other Credit Party is a party.

         "PBGC" means the Pension Benefit Guaranty Corporation established under ERISA, and any successor thereto.

         "Participant" means any Person to which a participation in all or any part of a Bank's interests and obligations under the terms of this Credit Agreement have been sold, transferred, granted, or assigned pursuant to Section 10.03(c) hereof.

         "Participation Interest" means the extension of credit by a Bank by way of purchase of a participation hereunder in Revolving Loans as provided in
Section 2.20 or in Swingline Loans as provided in Section 2.07(b)(iii).

         "Permitted Investments" means (i) cash and Cash Equivalents, (ii) receivables owing to the Borrower or its Restricted Subsidiaries or any of its receivables and advances to suppliers, in each case if created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, (iii) subject to the limitations set out in Section 7.05(b), investments by the Borrower and its Restricted Subsidiaries in and to a Credit Party, including any investment in a corporation which, after giving effect to such investment, will become an Additional Credit Party (provided such Additional Credit Party shall execute a Joinder Agreement), (iv) loans and advances in the usual and ordinary course of business to officers, directors and employees for expenses (including moving expenses related to a transfer) incidental to carrying on the business of the Borrower or any Restricted Subsidiary in an aggregate amount not to exceed $1,500,000 at any time outstanding, (v) investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business, (vi) investments in a Securitization Subsidiary or Special Purpose Vehicle relating to a Qualified Securitization Transaction and (vii) additional loan advances and/or investments of a nature not contemplated by the foregoing clauses hereof, provided that such loans, advances and/or investments made pursuant to this clause (vii) shall not exceed $3,000,000 in aggregate amount at any time outstanding. As used herein, "investment" means all investments, in cash or by delivery of property made, directly or indirectly in any Person, whether by acquisition of shares of capital stock, indebtedness or other obligations or securities or by loan advance, capital contribution or otherwise.

         "Permitted Liens" means (i) Liens created by, under or in connection with this Credit Agreement or the other Credit Documents in favor of the Banks;
(ii) Liens described on Schedule 7.02 attached hereto; (iii) Liens for taxes not yet delinquent or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with generally accepted accounting principles have been established (and as to which the property subject to such lien is not yet subject to foreclosure, sale or loss on account thereof); (iv) Liens in respect of property imposed by law arising in the ordinary course of business such as materialmen's, mechanics', warehousemen's and other like Liens provided that such Liens secure only amounts not more than 30 days past due or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with generally accepted accounting principles have been established (and as to which the property subject to such lien is not yet subject to foreclosure, sale or loss on account thereof); (v) pledges or deposits made to secure payment of worker's compensation insurance, unemployment insurance, pensions or social security programs; (vi) Liens arising from good faith deposits in connection with or to secure performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (other than obligations in respect of the payment of borrowed money); (vii) easements, rights-of-way, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of such property for its intended purposes or interfering with the ordinary conduct of business of the Borrower and its Subsidiaries taken as a whole; (viii) Liens regarding operating or financing leases permitted by this Credit Agreement; (ix) leases or subleases granted to others in the ordinary course of business not interfering in any material respect with the business or operations of the Borrower or its Subsidiaries; (x) purchase money Liens securing purchase money indebtedness to the extent permitted under Section 7.01; (xi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (xii) any judgment lien which does not create an Event of Default under Section 8.01(h) of this Credit Agreement, (xiii) Liens related to a Qualified Securitization Transaction and (xiv) Liens in favor of a Bank or Affiliate of a Bank hereunder, but only
(A) to the extent such Liens secure obligations under Interest Rate Protection Agreements permitted under Section 7.01, (B) to the extent such Liens are on the same collateral as to which the Banks also have a Lien and (C) to the extent such provider of an Interest Rate Protection Agreement and the Banks hereunder share pari passu in collateral subject to such Liens.

         "Person" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated), or any government or political subdivision or any agency, department or instrumentality thereof.

         "Plan" means any single-employer plan as defined in Section 4001 of ERISA, which is maintained, or at any time during the five calendar years preceding the date of this Credit Agreement was maintained, for employees of the Borrower, any Subsidiary or an ERISA Affiliate.

         "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by NationsBank as its prime rate in effect at its principal office in Charlotte, North Carolina; each change in the Prime Rate shall be effective on the date such change is publicly announced as effective. The Prime Rate is not necessarily the best or lowest rate offered by NationsBank.

         "Pro Forma Basis" means, with respect to any transaction, that such transaction shall be deemed to have occurred as of the first day of the four-fiscal quarter period ending as of the end of the fiscal quarter most recently ended prior to the date of such transaction with respect to which the Administrative Agent has received the financial information required under
Section 6.01. As used herein, "transaction" means any Dividend as referred in
Section 7.12.

         "Qualified Securitization Transaction" means any transaction or series of transactions that has been or may be entered into by the Borrower or any of its Subsidiaries in connection with which the Borrower or any of its Subsidiaries may sell, convey or otherwise transfer to (i) a Securitization Subsidiary or (ii) any other Person, or may grant a security interest in, any Receivables or interests therein (whether such Receivables are then existing or arising in the future) of the Borrower or any of its Subsidiaries, and any assets related thereto including, without limitation, all security interests in merchandise or services financed thereby, the proceeds of such Receivables, and other assets which are customarily sold or in respect of which security interests are customarily granted in connection with securitization transactions involving such assets; provided that (A) in connection therewith, there shall be no recourse to the Borrower or any Restricted Subsidiary other than pursuant to Standard Securitization Obligations, (B) such Qualified Securitization Transaction shall not be supported by Guaranty Obligations of the Borrower or any of its Restricted Subsidiaries other than pursuant to Standard Securitization Obligations, (C) the Administrative Agent and the Required Banks shall be reasonably satisfied with the structure thereof and documentation therefor, including the discount at which such accounts receivable are sold or the advance rate against which borrowings are advanced and the applicable termination events which shall, in any event, be consistent with those prevailing in the market for similar transactions, and (D) the accounts receivable purchase agreement or other similar agreements relating thereto shall not be amended or modified in a manner materially adverse to the Banks and their interests hereunder as determined by the Agent in its reasonable discretion (including any change in (w) the amount of Receivables and Receivables Related Assets covered thereby, (x) the discount rate at which such Receivables and Receivables Related Assets are sold, (y) the advance rate against which amounts are advanced, (z) the applicable termination events, and any other items materially adverse to the interests of the Banks) except with the prior written consent of the Administrative Agent and the Required Banks. The series of transactions contemplated in the Securitization Agreements are Qualified Securitization Transactions.

         "Receivables" means any right of payment whether constituting an account, chattel paper, instrument, general intangible or otherwise, arising from the sale, lease or financing by the Borrower or any Subsidiary of the Borrower of merchandise or rendering of services, and monies due thereunder.

         "Receivables Related Assets" means (i) any rights arising under the documentation governing or relating to such Receivables (including rights in respect of Liens securing such Receivables and other credit support in respect of such Receivables), (ii) any proceeds of such Receivables and any lockboxes or accounts in which such proceeds are deposited, (iii) spread accounts and other similar accounts (and any amounts on deposit therein) established in connection with a Qualified Securitization Transaction, (iv) any warranty, indemnity, dilution and other intercompany claim arising out of the documentation evidencing such Qualified Securitization Transaction, and (v) other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

         "Regulation G" means Regulation G of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

         "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

         "Rentals" means, as of the date of determination thereof, all fixed payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the leased property) payable by a Person, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by such Person (whether designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

         "Required Banks" means Banks holding in the aggregate at least 51% of the Commitments (other than with respect to Swingline Loans) or, if the aggregate Commitments have been terminated, Banks in the aggregate holding at least 51% of the principal amount of the Loans then outstanding (taking into account Participation Interests therein); provided that the Commitments of, or outstanding Loans owing to, a Defaulting Bank shall be excluded for purposes of making determinations hereunder.

         "Responsible Officer" means, with respect to the subject matter of any representation, warranty, covenant, agreement, obligation or certificate of any Credit Party contained in or delivered pursuant to any of the Credit Documents, the President, any Executive Vice President, Senior Vice President, Vice President, Chief Financial Officer, Treasurer, Controller, or any other officer of the Consolidated Borrower Group who in the normal performance of his operational responsibilities would have knowledge of such matter and the requirements with respect thereto.

         "Restricted Subsidiary" means any Subsidiary other than a Securitization Subsidiary (i) which is organized under the laws of the United States or any State thereof; (ii) which conducts substantially all of its business and has substantially all of its assets within the United States; and
(iii) of which more than 50% (by number of votes) of the Voting Stock is beneficially owned, directly or indirectly, by the Borrower.

         "Revolving Committed Amount" means collectively the aggregate amount of all of the Banks' commitments, and individually the amount of each such Bank's commitment to make Revolving Loans specified in Schedule 2.01, as such amounts may from time to time be reduced in accordance with the provisions of Sections
2.10 and 2.12(b) hereof.

         "Revolving Loan" means a revolving credit loan made by the Banks pursuant to the provisions of Section 2.01.

         "Revolving Note" means the promissory notes of the Borrower in favor of each of the Banks provided pursuant to Section 2.06, individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time.

         "S&P" means Standard & Poor's Corporation, and any successor thereof.

         "Securitization Agreements" means (i) the Amended and Restated Purchase and Sale Agreement among Owens & Minor Medical, Inc., Stuart Medical, Inc., the Borrower and O&M Funding Corp., dated May 28, 1996, and (ii) the Amended and Restated Receivables Purchase Agreement among O&M Funding Corp., Owens & Minor Medical, Inc., Owens & Minor, Inc. Receivables Capital Corporation and Bank of America National Trust and Savings Association, dated as of May 28, 1996, (iii) the Amended and Restated Parallel Asset Purchase Agreement among O&M Funding Corp., Owens & Minor Medical, Inc., the Borrower, the Parallel Purchasers from time to time parties thereto and Bank of America National Trust and Savings Association, dated as of May 28, 1996 and (iv) such other agreements and documents executed or delivered under or in connection with the aforementioned agreements, as any such agreement referred to in clauses (i) through (iv) may be amended, supplemented or otherwise modified from time to time.

         "Securitization Subsidiary" means (x) O&M Funding Corp. and (y) any other wholly owned Subsidiary of the Borrower which engages in no activities other than those reasonably related to or in connection with the entering into of securitization transactions and which is designated by the Board of Directors of the Borrower (as provided below) as a Securitization Subsidiary (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Borrower or any other Subsidiary of the Borrower other than pursuant to Standard Securitization Obligations, (ii) is recourse to or obligates the Borrower or any other Subsidiary of the Borrower in any way other than pursuant to Standard Securitization Obligations or (iii) subjects any property or asset of the Borrower or any other Subsidiary of the Borrower, directly or indirectly, contingently or otherwise, to any Lien or to the satisfaction thereof, other than pursuant to Standard Securitization Obligations, (b) to or with which neither the Borrower nor any other Subsidiary of the Borrower (i) provides credit support or (ii) has any contract, agreement, arrangement or understanding other than on terms that are fair and reasonable and that are no less favorable to the Borrower or such Subsidiary than could be obtained from an unrelated Person (other than, in the case of subclauses (i) and (ii) of this clause (b), representations, warranties and covenants (including those relating to servicing) entered into in the ordinary course of business in connection with a Qualified Securitization Transaction and intercompany notes relating to the sale of Receivables to such Securitization Subsidiary) and (c) to which neither the Borrower nor any Subsidiary of the Borrower has any obligation to maintain or preserve such Securitization Subsidiary's financial condition or to cause such Securitization Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of the Borrower (other than with respect to O&M Funding Corp.) shall be evidenced to the Administrative Agent by filing with the Administrative Agent a certified copy of the resolutions of the Board of Directors of the Borrower giving effect to such designation.

         "Senior Subordinated Notes" means those $150,000,000 10.875% Senior Subordinated Notes of the Borrower due 2006.

         "Special Purpose Vehicle" means a trust, partnership or other entity established by the Borrower or its Subsidiaries to implement a Qualified Securitization Transaction.

         "Standard Securitization Obligations" means representations, warranties, covenants, indemnities and other obligations entered into by the Borrower or any Subsidiary which are reasonably customary in asset securitization transactions involving accounts receivable.

         "Subordinated Debt" means (i) the indebtedness evidenced by the Senior Subordinated Notes and (ii) any other Indebtedness which by its terms is specifically subordinated in right of payment to the prior payment of the Loans and obligations hereunder and under the other Credit Documents on terms and conditions satisfactory to the Required Banks.

         "Subsidiary" means, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (ii) any partnership, association, joint venture or other entity in which such person directly or indirectly through Subsidiaries has more than 50% equity interest at any time. Except as otherwise expressly provided, all references herein to "Subsidiary" shall mean a Subsidiary of the Borrower; provided, however, that any Special Purpose Vehicle shall not be considered to be a Subsidiary of the Company for purposes of this Credit Agreement.

         "Swingline Committed Amount" means the amount of the Swingline Lender's commitment to make Swingline Loans as specified in Section 2.07(a), as such amount may from time to time be reduced in accordance with the provisions of
Section 2.10 hereof.

         "Swingline Lender" means NationsBank, or such other Bank as the Borrower has requested and as to which such requested successor Swingline Lender and the Required Banks may agree, and their respective successors and assigns. There shall be no more than one Swingline Lender at any time.

         "Swingline Loan" means a swingline revolving credit loan made by the Swingline Lender pursuant to the provisions of Section 2.07.

         "Taxes" shall have such meaning as provided in Section 2.16.

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

         "Termination Date" means May 24, 2001, or if extended in the sole discretion of the Banks as provided in Section 2.01, such later date as to which the Termination Date may be extended.

         "Threshold Requirement" means such term as defined in Section 6.12.

         "Upfront Fee" means such term as defined in Section 2.11(a).

         "Voting Stock" means the voting stock or other securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

         1.02     Computation of Time Periods.

         For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

         1.03     Accounting Terms.

         Accounting terms used but not otherwise defined herein shall have the meanings provided by, and be construed in accordance with, generally accepted accounting principles. References herein to "consolidating" financial statements shall mean and include financial statements for each business segment of the subject Person.


                                   SECTION 2

                               CREDIT FACILITIES

         2.01     Revolving Loan Commitment.

         During the Commitment Period, subject to the terms and conditions hereof, each Bank severally agrees to make credit loans (each a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrower for the purposes hereinafter set forth; provided, however, that (i) with regard to the Banks collectively, the amount of the Revolving Loans outstanding shall not at any time exceed TWO HUNDRED TWENTY-FIVE MILLION DOLLARS ($225,000,000) in the aggregate (as such aggregate maximum amount may be reduced from time to time as hereinafter provided, the "Revolving Committed Amount"), and (ii) with regard to each Bank individually, each such Bank's pro rata share of outstanding Revolving Loans shall not at any time exceed such Bank's Revolving Committed Amount; and provided, further, that notwithstanding anything herein to the contrary, the sum of Revolving Loans plus Swingline Loans plus Competitive Loans shall not at any time exceed the lesser of the aggregate Revolving Committed Amount or the Borrowing Base. Revolving Loans hereunder may consist of Base Rate Loans or Eurodollar Loans (or a combination thereof) as the Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof.

         The Borrower may, not more than 90 days but not less than 60 days prior to the third anniversary date of the Closing Date and each anniversary date thereafter, by notice to the Administrative Agent, make written request of the Banks to extend the Termination Date for an additional period of one year. The Administrative Agent will give prompt notice to each of the Banks of its receipt of any such request for extension of the Termination Date. Each Bank shall make a determination not later than 30 days prior to the then applicable anniversary date as to whether or not it will agree to extend the Termination Date as requested; provided, however, that failure by any Bank to make a timely response to the Borrower's request for extension of the Termination Date shall be deemed to constitute a refusal by the Bank to extend the Termination Date. If, in response to a request for an extension of the Termination Date, one or more Banks shall fail to agree to the requested extension (the "Disapproving Banks"), then provided that the requested extension is approved by Banks holding at least 75% of the Commitments hereunder (the "Approving Banks"), the Borrower may, at its own expense with the assistance of the Administrative Agent, within a period of 30 days thereafter, make arrangements for another bank or financial institution agreeable to the extension of such Termination Date and reasonably acceptable to the Administrative Agent, to acquire, in whole or in part, the Loans and Commitments of the Disapproving Banks, whereupon after giving effect to the assignment of the Disapproving Banks' Loans and Commitments in accordance with the terms hereof the Termination Date shall be extended and the credit facility continued hereunder at existing levels. If on the other hand the Borrower is unable to make arrangements for the replacement of the Disapproving Banks in accordance with the terms hereof, then the Borrower shall have the option of (i) continuing the credit facility hereunder at existing levels until the Termination Date then in effect without extension, or (ii) upon payment to the Disapproving Banks of the amount of Loans and other amounts owing to them and termination of their Commitments hereunder, extending and continuing the credit facility hereunder at a lower aggregate amount equal to the Commitments held by the Approving Banks until the new Termination Date as extended. Where any such arrangements are made for another bank or financial institution to acquire the Loans and Commitments of a Disapproving Bank, or any portion thereof, then upon payment of the Loans and other amounts owing to it and termination of its Commitments relating thereto, such Disapproving Bank shall promptly transfer and assign, in whole or in part, as requested, without recourse (in accordance with and subject to the provisions of Section 10.03), all or part of its interests, rights and obligations under this Credit Agreement to such bank or financial institution which shall assume such assigned obligations and become a "Bank" under this Credit Agreement (which assignee may be another Bank, if a Bank accepts such assignment); provided, that such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority.

         2.02     Revolving Loan Advances.

         (a) Notices. Whenever the Borrower desires a Revolving Loan advance hereunder, it shall give written notice (or telephone notice promptly confirmed in writing) to the Administrative Agent (a "Notice of Borrowing") not later than 12:00 Noon (Charlotte, North Carolina time) on the Business Day of the requested advance in the case of Base Rate Loans and on the third Business Day prior to the requested advance in the case of Eurodollar Loans. Each such notice shall be irrevocable and shall specify (i) that a Revolving Loan is requested, (ii) the date of the requested advance (which shall be a Business Day), (iii) the aggregate principal amount of Revolving Loans requested, and (iv) whether the Loan requested shall consist of Base Rate Loans, Eurodollar Loans or a combination thereof, and if Eurodollar Loans are requested, the Interest Periods with respect thereto. If the Borrower shall fail to specify in any Notice of Borrowing (A) an applicable Interest Period in the case of a Eurodollar Loan, then such notice shall be deemed to be a request for an Interest Period of one month, or (B) the type of Revolving Loan requested, then such notice shall be deemed to be a request for a Base Rate Loan hereunder. The Administrative Agent shall as promptly as practicable give each Bank notice of each requested Revolving Loan advance, of such Bank's pro rata share thereof and of the other matters covered in the Notice of Borrowing.

         (b) Minimum Amounts. Revolving Loan advances shall be in a minimum aggregate amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof.

         (c) Advances. Each Bank will make its pro rata share of each Revolving Loan advance available to the Administrative Agent by 2:00 P.M. (Charlotte, North Carolina time) on the date specified in the Notice of Borrowing by deposit in U.S. dollars of immediately available funds at the offices of the Administrative Agent in Charlotte, North Carolina, or at such other address in the United States as the Administrative Agent may designate in writing. All Revolving Loan advances shall be made by the Banks pro rata on the basis of each Bank's respective share of the aggregate Revolving Committed Amount. No Bank shall be responsible for the failure or delay by any other Bank in its obligation to make Revolving Loan advances hereunder; provided, however, that the failure of any Bank to fulfill its commitments hereunder shall not relieve any other Bank of its commitments hereunder. Unless the Administrative Agent shall have been notified by any Bank prior to the date of any such Revolving Loan advance that such Bank does not intend to make available to the Administrative Agent its portion of the Revolving Loan advance to be made on such date, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on the date of such Revolving Loan advance, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by a Bank, the Administrative Agent shall be entitled to recover such corresponding amount from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent will promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from such Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a per annum rate equal to (i) if paid by such Bank, within two (2) Business Days of making such corresponding amount available to the Borrower, the overnight Federal Funds Effective Rate, and thereafter the Base Rate, and (ii) if paid by the Borrower, the then applicable rate calculated in accordance with Section 2.05.

         2.03     Conversion.

         The Borrower shall have the option, on any Business Day, to extend existing Eurodollar Loans into a subsequent Interest Period or to convert Revolving Loans of one type into Revolving Loans of another type; provided, however, that (i) except as provided in Section 2.13(iii), Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable thereto, (ii) Eurodollar Loans may be extended, and Base Rate Loans may be converted into Eurodollar Loans, only if no Default or Event of Default is in existence on the date of extension or conversion, (iii) Revolving Loans extended as, or converted into, Eurodollar Loans shall be in such minimum amounts as provided in Section 2.02(b), and (iv) any request for extension of or conversion to a Eurodollar Loan which shall fail to specify an Interest Period shall be deemed to be a request for an Interest Period of one month. Each such extension or conversion shall be effected by the Borrower by giving written notice (or telephone notice promptly confirmed in writing) to the Administrative Agent (including requests for extensions and renewals, a "Notice of Conversion") prior to 10:00 A.M. (Charlotte, North Carolina time) on the Business Day of, in the case of Base Rate Loans, and on the third Business Day prior to, in the case of Eurodollar Loans, the date of the proposed extension or conversion, specifying the date of the proposed extension or conversion, the Revolving Loans to be so extended or converted, the types of Revolving Loans into which such Revolving Loans are to be converted and, if appropriate, the applicable Interest Periods with respect thereto. Each request for extension or conversion shall be deemed to be a reaffirmation by the Borrower that no Default or Event of Default then exists and is continuing and that the representations and warranties set forth in Section 5 are true and correct in all material respects (except to the extent they relate to an earlier period). In the event the Borrower fails to request extension of or conversion to any Eurodollar Loan in accordance with this Section, or any such conversion or extension is not permitted or required by this Section, then such Revolving Loans shall be automatically converted into Base Rate Loans at the end of their Interest Period or remain as Base Rate Loans, as the case may be. The Administrative Agent shall give each Bank notice as promptly as practicable of any such proposed conversion affecting any Revolving Loans.

         2.04     Repayment of the Revolving Loans.

         The Revolving Loans shall be due and payable in full on the Termination Date.

         2.05     Interest on Revolving Loans.

         The Revolving Loans shall bear interest at a per annum rate equal to:

         (a) Base Rate Loans. During such periods as Revolving Loans shall consist of Base Rate Loans, the sum of the Base Rate plus the Applicable Percentage; and

         (b) Eurodollar Loans. During such periods as Revolving Loans shall consist of Eurodollar Loans, the sum of the Adjusted Eurodollar Rate plus the Applicable Percentage;

provided, however, that from and after any failure to make any payment of principal or interest in respect of any of the Loans hereunder when due, whether at scheduled or accelerated maturity or on account of any mandatory prepayment, the principal of and, to the extent permitted by law, interest on, the Revolving Loans shall bear interest, payable on demand, at a per annum rate two percent (2%) in excess of the rate otherwise applicable hereunder. Interest on Revolving Loans shall be payable in arrears on each Interest Payment Date.

         2.06      Revolving Notes.

         Revolving Loans by each Bank shall be evidenced by a duly executed promissory note of the Borrower to each such Bank dated as of the Closing Date substantially in the form of Schedule 2.06 (such promissory note, as amended, modified, extended, renewed or replaced from time to time is hereinafter referred to individually as a "Revolving Note" and collectively as the "Revolving Notes").

         2.07     Swingline Loan Subfacility.

     (a) Swingline Commitment. During the Commitment Period, subject to the terms and conditions hereof, the Swingline Lender, in its individual capacity, agrees to make certain revolving credit loans to the Borrower (each a "Swingline Loan" and, collectively, the "Swingline Loans") for the purposes hereinafter set forth; provided, however, (i) the aggregate amount of Swingline Loans outstanding at any time shall not exceed THIRTY MILLION DOLLARS ($30,000,000) (the "Swingline Committed Amount"), and (ii) the sum of Revolving Loans plus Swingline Loans plus Competitive Loans outstanding at any time shall not exceed the lesser of the Revolving Committed Amount or the Borrowing Base. Swingline Loans hereunder may consist of Base Rate Loans or Fed Funds Swingline Loans (or a combination thereof) as the Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof.

     (b) Swingline Loan Advances.

                  (i) Notices; Disbursement. Whenever the Borrower desires a Swingline Loan advance hereunder it shall give written notice (or telephone notice promptly confirmed in writing) to the Swingline Lender and to the Administrative Agent not later than 12:00 Noon (Charlotte, North Carolina time) on the Business Day of the requested Swingline Loan advance. Each such notice shall be irrevocable and shall specify
         (A) that a Swingline Loan advance is requested, (B) the date of the requested Swingline Loan advance (which shall be a Business Day), (C) the aggregate principal amount of the Swingline Loan advance requested and (D) whether the Swingline Loan shall consist of Base Rate Loans, Fed Funds Swingline Loans or a combination thereof. The Swingline Lender shall initiate the transfer of funds representing the Swingline

         Loan advance to the Borrower by 1:30 p.m. (Charlotte, North Carolina time) on the Business Day specified by the Borrower in the applicable Notice of Borrowing.

                  (ii) Minimum Amounts. Each Swingline Loan advance shall be in a minimum principal amount of $250,000 and integral multiples of $100,000 in excess thereof.

                  (iii) Repayment of Swingline Loans. Each Swingline Loan advance shall be due and payable on the earliest of (A) 30 days from the date of advance thereof, (B) the date of the next Revolving Loan advance hereunder, if sooner, or (C) the Termination Date. If, and to the extent, any Swingline Loan advances shall be outstanding on the date of any Revolving Loan advance, such Swingline Loans shall first be repaid from the proceeds of such Revolving Loan advance prior to distribution to the Borrower. If, and to the extent, Revolving Loans are not requested prior to the Termination Date or the end of any such 30 day period from the date of any such Swingline Loan advance, the Borrower shall be deemed to have requested a Revolving Loan comprised solely of Base Rate Loans in the amount of such Swingline Loan advance then outstanding, the proceeds of which shall be used to repay the Swingline Lender for such Swingline Loan. In addition, the Swingline Lender may, at any time, in its sole discretion, by written notice to the Borrower and the Administrative Agent, demand repayment of its Swingline Loans by way of a Revolving Loan advance, in which case the Borrower shall be deemed to have requested a Revolving Loan advance comprised solely of Base Rate Loans in the amount of such Swingline Loans; provided, however, that any such demand shall be deemed to have been given one Business Day prior to the Termination Date and upon the occurrence of any Event of Default described in Section 8.01(f) and also upon acceleration of the Obligations hereunder, whether on account of an Event of Default described in Section 8.01(f) or any other Event of Default, and the exercise of remedies in accordance with the provisions of Section 8.02 hereof (each such Revolving Loan advance made on account of any such deemed request therefor as provided herein being hereinafter referred to as a "Mandatory Borrowing"). Each Bank hereby irrevocably agrees to make such Revolving Loans promptly upon any such request or deemed request on account of each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the same such date notwithstanding (I) the amount of Mandatory Borrowing may not comply with the minimum amount for advances of Revolving Loans otherwise required hereunder, (II) whether any conditions specified in Section 2.09 are then satisfied, (III) whether a Default or an Event of Default then exists, (IV) failure for any such request or deemed request for Revolving Loan to be made by the time otherwise required in Section 2.02(a), (V) the date of such Mandatory Borrowing, or (VI) any reduction in the Revolving Committed Amount or termination of the Commitments relating thereto immediately prior to such Mandatory Borrowing or contemporaneous therewith. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower or any other Credit Party), then each Bank hereby agrees that it shall forthwith purchase (as of the date the Mandatory

         Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause each such Bank to share in such Swingline Loans ratably based upon its respective Revolving Committed Amount (determined before giving effect to any termination of the Commitments pursuant to Section 8.02), provided that
         (A) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is purchased, and (B) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Bank shall be required to pay to the Swingline Lender interest on the principal amount of participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate equal to, if paid within two (2) Business Days of the date of the Mandatory Borrowing, the Federal Funds Effective Rate, and thereafter at a rate equal to the Base Rate.

         (c) Interest on Swingline Loans. Swingline Loans shall bear interest at a per annum rate equal to:

                  (i) Base Rate Loans. During such periods as a Swingline Loan shall consist of Base Rate Loans, the sum of the Base Rate plus the Applicable Percentage; and

                  (ii) Fed Funds Swingline Loans. During such period as a Swingline Loan shall consist of Fed Funds Swingline Loans, the sum of the Applicable Federal Funds Rate plus the Applicable Percentage;

     provided, however, that from and after any failure to make any payment of principal or interest in respect of any of the Loans hereunder when due, whether at scheduled or accelerated maturity or on account of any mandatory prepayment, the principal of and, to the extent permitted by law, interest on, Swingline Loans shall bear interest, payable on demand, at a per annum rate two percent (2%) in excess of the rate otherwise applicable hereunder. Interest on Swingline Loans shall be payable in arrears on each Interest Payment Date.

         (d) Swingline Note. The Swingline Loans shall be evidenced by the Revolving Note.

         2.08 Competitive Loan Subfacility.

         (a) Competitive Loans. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, so long as the Leverage Ratio is not greater than .45:1.0, the Borrower may, during the Commitment Period, request and each Bank may, in its sole discretion, agree to make, Competitive Loans to the Borrower; provided, however, that (i) the aggregate principal amount of outstanding Competitive Loans shall not at any time exceed the aggregate Revolving Committed Amount (the "Competitive Loan Maximum Amount"), and (ii) the sum of Revolving Loans plus Swingline Loans plus Competitive Loans shall not at any time exceed the lesser of the aggregate Revolving Committed Amount or the Borrowing Base. Each Competitive Loan shall be not less than $5,000,000 in the aggregate and integral multiples of $1,000,000 in excess thereof (or the remaining portion of the Competitive Loan Maximum Amount, if less).

         (b) Competitive Bid Requests. The Borrower may solicit Competitive Bids by delivery of a Competitive Bid Request substantially in the form of Exhibit 2.08(b)-1 to the Agent by 12:00 Noon (Charlotte, North Carolina time) on a Business Day not less than one (1) nor more than four (4) Business Days prior to the date of a requested Competitive Loan borrowing. A Competitive Bid Request shall specify (i) the date of the requested Competitive Loan borrowing (which shall be a Business Day), (ii) the amount of the requested Competitive Loan borrowing and (iii) the applicable Interest Periods requested and shall be accompanied by payment of the Competitive Bid Request Fee. The Agent shall, promptly following its receipt of a Competitive Bid Request under this subsection (b), notify the Banks of its receipt and the contents thereof and invite the Banks to submit Competitive Bids in response thereto. A form of such notice is provided in Exhibit 2.08(b)-2. No more than three (3) Competitive Bid Requests (e.g., the Borrower may request Competitive Bids for no more than three
(3) different Interest Periods at a time) shall be submitted at any one time and Competitive Bid Requests may be made no more frequently than once every five (5) Business Days.

         (c) Competitive Bid Procedure. Each Bank may, in its sole discretion, make one or more Competitive Bids to the Borrower in response to a Competitive Bid Request. Each Competitive Bid must be received by the Agent not later than 10:00 A.M. (Charlotte, North Carolina time) on the Business Day next succeeding the date of receipt by the Agent of the related Competitive Bid Request. A Bank may offer to make all or part of the requested Competitive Loan borrowing and may submit multiple Competitive Bids in response to a Competitive Bid Request. The Competitive Bid shall specify (i) the particular Competitive Bid Request as to which the Competitive Bid is submitted, (ii) the minimum (which shall be not less than $1,000,000 and integral multiples of $500,000 in excess thereof) and maximum principal amounts of the requested Competitive Loan or Loans as to which the Bank is willing to make, and (iii) the applicable interest rate or rates and Interest Period or Periods therefor. A form of such Competitive Bid is provided in Exhibit 2.08(c). A Competitive Bid submitted by a Bank in accordance with the provisions hereof shall be irrevocable. The Agent shall promptly notify the Borrower of all Competitive Bids made and the terms thereof. The Agent shall send a copy of each of the Competitive Bids to the Borrower for its records as soon as practicable.

         (d) Submission of Competitive Bids by Agent. If the Agent, in its capacity as a Bank, elects to submit a Competitive Bid in response to any Competitive Bid Request, it shall submit such Competitive Bid directly to the Borrower one-half of an hour earlier than the latest time at which the other Banks are required to submit their Competitive Bids to the Agent in response to such Competitive Bid Request pursuant to subsection (c) above.

         (e) Acceptance of Competitive Bids. The Borrower may, in its sole and absolute discretion, subject only to the provisions of this subsection (e), accept or refuse any Competitive Bid offered to it. To accept a Competitive Bid, the Borrower shall give written notification (or telephonic notice promptly confirmed in writing) substantially in the form of Exhibit 2.08(e) of its acceptance of any or all such Competitive Bids to the Agent by 11:00 A.M.

(Charlotte, North Carolina time) on the date on which notice of election to make a Competitive Bid is to be given to the Agent by the Banks; provided, however,
(i) the failure by the Borrower to give timely notice of its acceptance of a Competitive Bid shall be deemed to be a refusal thereof, (ii) the Borrower may accept Competitive Bids only in ascending order of rates, (iii) the aggregate amount of Competitive Bids accepted by the Borrower shall not exceed the principal amount specified in the Competitive Bid Request, (iv) the Borrower may accept a portion of a Competitive Bid in the event, and to the extent, acceptance of the entire amount thereof would cause the Borrower to exceed the principal amount specified in the Competitive Bid Request, subject however to the minimum amounts provided herein (and provided that where two or more Banks submit such a Competitive Bid at the same Competitive Bid Rate, then pro rata between or among such Banks) and (v) no bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $1,000,000 and integral multiples of $500,000 in excess thereof, except that where a portion of a Competitive Bid is accepted in accordance with the provisions of subsection (iv) hereof, then in a minimum principal amount of $500,000 and integral multiples of $100,000 in excess thereof (but not in any event less than the minimum amount specified in the Competitive Bid), and in calculating the pro rata allocation of acceptances of portions of multiple bids at a particular Competitive Bid Rate pursuant to subsection (iv) hereof, the amounts shall be rounded to integral multiples of $100,000 in a manner which shall be in the discretion of the Borrower. A notice of acceptance of a Competitive Bid given by the Borrower in accordance with the provisions hereof shall be irrevocable. The Agent shall, not later than 12:00 Noon (Charlotte, North Carolina time) on the date of receipt by the Agent of a notification from the Borrower of its acceptance and/or refusal of Competitive Bids, notify each affected Bank of its receipt and the contents thereof. Upon its receipt from the Agent of notification of the Borrower's acceptance of its Competitive Bid in accordance with the terms of this subsection (e), each successful bidding Bank will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Loan in respect of which its bid has been accepted.

         (f) Funding of Competitive Loans. Each Bank which is to make a Competitive Loan shall make its Competitive Loan borrowing available to the Agent for the account of the Borrower at the office of the Agent specified in
Schedule 2.1(a), or at such other office as the Agent may designate in writing, by 1:30 P.M. (Charlotte, North Carolina time) on the date specified in the Competitive Bid Request in Dollars and in funds immediately available to the Agent. Such borrowing will then be made available to the Borrower by crediting the account of the Borrower on the books of such office with the aggregate of the amount made available to the Agent by the applicable Competitive Loan Banks and in like funds as received by the Agent.

         (g) Maturity of Competitive Loans. Each Competitive Loan shall mature and be due and payable in full on the last day of the Interest Period applicable thereto, unless accelerated sooner pursuant to Section 9.2. Unless the Borrower shall give notice to the Agent otherwise, the Borrower shall be deemed to have requested a Revolving Loan borrowing in the amount of the maturing Competitive Loan, the proceeds of which will be used to repay such Competitive Loan.

         (h) Interest on Competitive Loans.  Subject to the provisions of
Section 3.1, Competitive Loans shall bear interest in each case at the Competitive Bid Rate applicable thereto. Interest on Competitive Loans shall be payable in arrears on each Interest Payment Date.

         (i) Competitive Loan Notes. The Competitive Loans made by each Bank shall be evidenced by the Revolving Note.

         2.09     Conditions of Lending.

         (a) Conditions. The obligation to make any Extension of Credit hereunder is subject to satisfaction of the following conditions:

                  (i) receipt of a Notice of Borrowing pursuant to Section 2.02(a) or 2.07(b)(i) or a Competitive Bid Request pursuant to Section 2.8(b);

                  (ii) the representations and warranties set forth in Section 5 hereof shall be true and correct in all material respects as of such date (except for those which expressly relate to an earlier date);

                  (iii) immediately after giving effect to the requested Extension of Credit, (A) with regard to each Bank individually, the Bank's pro rata share of the outstanding Revolving Loans and Swingline Loans shall not exceed such Bank's Revolving Committed Amount, and (B) with regard to the Banks collectively, (I) the sum of Revolving Loans plus Swingline Loans plus Competitive Loans then outstanding shall not exceed the lesser of the aggregate Revolving Committed Amount or the Borrowing Base, and (II) the aggregate amount of Swingline Loans shall not exceed the Swingline Committed Amount and (III) the aggregate amount of Competitive Loans shall not exceed the Competitive Loan Maximum Amount; and

                  (iv) no Default or Event of Default shall exist and be continuing either prior to or after giving effect thereto.

         (b) Reaffirmation. Each request for a Revolving Loan advance or Swingline Loan advance pursuant to a Notice of Borrowing or a Notice of Conversion and each Competitive Bid Request shall be deemed to be representation and warranty by the Borrower of the correctness of the matters specified in this subsections (a)(ii), (iii) and (iv) hereof.

         2.10     Termination of Commitments.

         The Borrower may from time to time permanently reduce the Revolving Committed Amount and/or the Swingline Committed Amount in whole or in part (in minimum aggregate amounts of $10,000,000 and integral multiples of $1,000,000 in excess thereof) upon 3 Business Days' prior written notice to the Administrative Agent and, in the case of a reduction in the Swingline Commitment, also to the Swingline Lender.

         2.11     Fees.

         (a) Upfront Fee. The Borrower agrees to pay in immediately available funds to the Administrative Agent for the benefit of the Banks on or before the Closing Date an upfront fee (the "Upfront Fee") in the amounts provided in the Administrative Agent's Fee Letter between the Borrower and the Administrative Agent.

         (b) Commitment Fees. In consideration for the Commitments by the Banks hereunder, the Borrower agrees to pay to the Administrative Agent quarterly in arrears on the 15th day of the month following the last day of each of the Borrower's fiscal quarters for the ratable benefit of the Banks a commitment fee (the "Commitment Fee") equal to the Applicable Percentage per annum on the average daily unused amount of the Revolving Committed Amount for the prior quarter. For purposes of computation of the Commitment Fee, neither Swingline Loans nor Competitive Loans shall be counted toward or considered usage under the Revolving Loan facility.

         (c) Administrative Agent's Fee. The Borrower agrees to pay to the Administrative Agent, for its own account, the administrative and other fees referred to in the Administrative Agent's Fee Letter other than the Upfront Fee (the "Administrative Agent's Fees").

         2.12     Prepayments.

         (a) Voluntary Prepayments. The Borrower shall have the right to prepay Loans and Competitive Loans in whole or in part from time to time without premium or penalty; provided, however, that (A) Eurodollar Loans and Competitive Loans may only be prepaid (y) on the last day of an Interest Period applicable thereto or (z) on a day that is not the last day of an Interest Period applicable thereto if the Borrower pays to the applicable Banks any amounts due under Section 2.15(ii) (and, in the case of Competitive Loans, with the consent of the Bank affected thereby), and (B) each such partial prepayment shall be a minimum principal amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof (or the amount then outstanding, if less). Amounts prepaid on the Loans may be reborrowed in accordance with the provisions hereof. If the Borrower shall fail to specify the manner of application, prepayments shall be applied first to Base Rate Loans and Fed Funds Swingline Loans, then to Eurodollar Loans and Competitive Loans.

         (b) Mandatory Prepayments. If at any time (i) the sum of Revolving Loans plus Swingline Loans plus Competitive Loans shall exceed the lesser of the aggregate Revolving Committed Amount or the Borrowing Base, (ii) the aggregate amount of Swingline Loans shall exceed the Swingline Committed Amount, or (iii) the aggregate amount of Competitive Loans shall exceed the Competitive Loan Maximum Amount, then in any such instance the Borrower shall immediately make payment on the Loans in an amount sufficient to eliminate the difference. In the case of a mandatory payment required on account of subsection (ii), the amount required to be paid hereby shall serve to temporarily reduce the Revolving Committed Amount (for purposes of borrowing availability hereunder, but not for purposes of computation of fees) by the amount of the payment required until such time as the situation described in subsection (ii) shall no longer exist.

Payments made under this subsection 2.12(b) shall be applied first to Revolving Loans, then to Swingline Loans, then to Competitive Loans, and with respect to the types of Loans, first to Base Rate Loans and Fed Funds Swingline Loans, then to Eurodollar Loans and then to Competitive Loans. The Administrative Agent will, to the extent it may have knowledge, as a courtesy and not as a requirement, give prompt notice to the Borrower of any situation which may give rise to a mandatory prepayment under this Section 2.12(b); provided, however, delivery of any such notice by the Administrative Agent shall not constitute any kind of condition to the Borrower's obligation to make such mandatory prepayment, which obligation shall exist and be immediately owing notwithstanding the failure or inability of the Administrative Agent to give such notice.

         (c) Notice. The Borrower will provide notice to the Administrative Agent of any prepayment by 10:00 a.m. (Charlotte, North Carolina time) on the date of prepayment.

         2.13     Increased Costs, Illegality, etc.

         In the event any Bank shall determine (which determination shall be final and conclusive and binding on all the parties hereto absent manifest error) that:

         (i) Unavailability. On any date for determining the appropriate Adjusted Eurodollar Rate for any Interest Period, that by reason of any changes arising on or after the date of this Credit Agreement affecting the interbank Eurodollar market, dollar deposits in the principal amount requested are not generally available in the interbank Eurodollar Market, or adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Adjusted Eurodollar Rate; then Eurodollar Loans will no longer be available, and request for a Eurodollar Loan shall be deemed requests for Base Rate Loans, until such time as such Bank shall notify the Borrower that the circumstances giving rise thereto no longer exist.

         (ii) Increased Costs. At any time that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loans because of (x) any change since the date of this Credit Agreement in any applicable law, governmental rule, regulation, guideline or order (or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline or order) including without limitation the imposition, modification or deemed applicability of any reserves, deposits or similar requirements (excluding taxes) as related to Eurodollar Loans (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Adjusted Eurodollar Rate and/or (y) other circumstances (excluding taxes) arising after the date of this Credit Agreement affecting such Bank, the interbank Eurodollar market or the position of such Bank in such market; then the Borrower shall pay to such Bank promptly upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank may determine in its reasonable discretion) as may be required to compensate such Bank for such increased costs or reductions in amounts receivable hereunder (written notice as to the additional amounts owed to such Bank, showing the basis for calculation thereof, shall, absent manifest error, be final and conclusive and binding on all parties hereto; provided, however, that such determinations are made on a reasonable basis).

         (iii) Illegality. At any time after the date of this Credit Agreement, that the making or continuance of any Eurodollar Loan has become unlawful by compliance by such Bank in good faith with any law, governmental rule, regulation, guideline or order (or would conflict with any such governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or has become impossible as a result of a contingency occurring after the date of this Credit Agreement which materially and adversely affects the interbank Eurodollar market; then Eurodollar Loans will no longer be available, requests for Eurodollar Loans shall be deemed requests for Base Rate Loans and the Borrower may, and upon direction of the Bank, shall, as promptly as possible and, in any event within the time period required by law, have any such Eurodollar Loans then outstanding converted into Base Rate Loans.

         2.14     Capital Adequacy.

         If after the date of this Credit Agreement, any Bank has determined that the adoption or effectiveness of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Bank could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy), then from time to time, within 15 days after demand by such Bank, the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction. Upon determining in good faith that any additional amounts will be payable pursuant to this Section, such Bank will give prompt written notice thereof to the Borrower, which notice shall set forth the basis of the calculation of such additional amounts, although the failure to give any such notice shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this Section. Determination by any such Bank of amounts owing under this Section shall, absent manifest error, be final and conclusive and binding on the parties hereto; provided, however, that such determinations are made on a reasonable basis. Failure on the part of any Bank to demand compensation for any period hereunder shall not constitute a waiver of such Bank's rights to demand any such compensation in such period or in any other period; provided, however, that if such demand is made more than 180 days after the Bank had knowledge of the occurrence of any event described above regarding capital adequacy, the Borrower shall not be obligated to reimburse the Bank for amounts incurred prior to the date on which the Borrower receives such demand for compensation under this Section 2.14.

         2.15     Compensation.

         The Borrower shall compensate each Bank, upon its written request (which request shall set forth the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by the Bank to fund its Eurodollar Loans and Competitive Loans) which such Bank may sustain:

         (i) if for any reason a borrowing of Eurodollar Loans or Competitive Loans does not occur on a date specified therefor in a Notice of Borrowing, or Notice of Conversion or Competitive Bid Request (as accepted);

         (ii) if any repayment or conversion of any Eurodollar Loan or Competitive Loan occurs on a date which is not the last day of an Interest Period applicable thereto including without limitation in connection with any demand, repayment, acceleration or otherwise;

         (iii) if any prepayment of any Eurodollar Loan or Competitive Loan is not made on any date specified in a notice of prepayment given by the Borrower; or

         (iv) as a consequence of (x) any other default by the Borrower to repay its Loans when required by the terms of this Credit Agreement or (y) an election made pursuant to this Section.

Calculation of all amounts payable to a Bank under this Section shall be made as though the Bank has actually funded its relevant Eurodollar Loan or Competitive Loan, through the purchase of a Eurodollar deposit bearing interest at the Adjusted Eurodollar Rate in an amount equal to the amount of that Loan, having a maturity comparable to the relevant Interest Period and, through the transfer of such Eurodollar deposit from an offshore office of that Bank to a domestic office of that Bank in the United States of America; provided, however, that each Bank may fund each of its Eurodollar Loans and Competitive Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section.

         2.16      Net Payments.

         (i) Except as otherwise provided herein, all payments made by the Borrower hereunder to a Bank will be made without setoff or counterclaim. In addition, all payments made by the Borrower hereunder to a Bank also shall be made free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto excluding: (A) taxes imposed on or measured by all or part of the gross or net income (but not including any such tax in the nature of a withholding tax) of such Bank or franchise taxes imposed on such Bank by the jurisdiction under the laws of which such Bank is organized or has its applicable lending office or any political subdivision thereof, (B) taxes that are imposed on such Bank with respect to transactions unrelated to this Credit Agreement and (C) in the case of a Bank that is a Non-U.S. Person or that has participated all or any part of its interests and obligations under the terms of this Credit Agreement to a Participant that is a Non-U.S. Person, taxes imposed upon income effectively connected with such Bank's or such Participant's conduct of a business in the United States or taxes that would not have been imposed absent the failure of such Bank or such Participant to provide the documentation required by Section 2.21 or Section 10.03(c)(ii) hereof, respectively (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings, and liabilities collectively or individually referred to herein as "Taxes"). If the Borrower shall be required to withhold or deduct Taxes from any sum payable to a Bank hereunder, (i) the sum payable shall be increased as may be necessary so that the amount received is equal to the sum which would have been received had no withholdings or deductions been made, (ii) the Borrower shall make such necessary withholdings or deductions, and (iii) the Borrower shall pay the full amount withheld or deducted to the relevant authority according to applicable law so that such Bank shall not be required to make any deduction or payment of Taxes.

         (ii) The Borrower hereby agrees to indemnify each Bank for the full amount of Taxes and any liability (including penalties, interest, and expenses (including reasonable attorney's fees and expenses)) arising therefrom or with respect thereto paid or payable by such Bank, whether or not such Taxes were correctly or legally asserted by the relevant Governmental Authority; provided, however, that such Bank made written demand for indemnification within 180 days after the earlier of (A) the date on which such Bank pays such Taxes and (B) the date on which the relevant authority makes written demand upon such Bank for payment of such Taxes. A certificate as to the amount of any Taxes and liabilities arising therefrom or with respect thereto paid or payable by a Bank that is prepared by such Bank, absent manifest error, shall be final, conclusive, and binding for all purposes. Indemnification by the Borrower hereunder shall be made within a reasonable period after the date the relevant Bank makes written demand therefor.

     If any such Bank receives a refund or credit (against any other tax) of any Taxes paid by the Borrower hereunder, the Bank shall promptly pay the full amount of such refund (including any interest received thereon) or credit to the Borrower.

         2.17     Change of Lending Office; Right to Substitute Lender.

         (a) Each Bank agrees that, upon the occurrence of any event giving rise to the operation of Section 2.13(ii) or (iii) or 2.16, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans affected by such event, provided that such designation is made on such terms that such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Except in the case of a change of lending office made at the request of the Borrower, no change in lending office will be made if greater costs and expenses would result under Section 2.13(ii) or (iii) or 2.16 on account of any such change in designation. Nothing in this Section shall affect or postpone any of the obligations of the Borrower or the right of any Bank provided in Section 2.13, 2.14 or 2.16.

         (b) In addition to the Borrower's rights under Section 2.17(a), upon the occurrence of any event giving rise to the operation of Section 2.13(ii) or
(iii) or 2.16, the Borrower may, within a period of sixty (60) days following the Borrower's obtaining knowledge of the occurrence of the event giving rise to the operation of such provisions, at its own expense, make arrangements for another bank or financial institution reasonably acceptable to the Administrative Agent to purchase and accept the rights and obligations under this Credit Agreement of any Bank entitled to payment under Section 2.13(ii) or
(iii) or Section 2.16, whereupon such Bank shall assign to the bank or financial institution designated by the Borrower its rights and obligations hereunder pursuant to the provisions of Section 10.03(b) of this Credit Agreement.

         2.18     Payments and Computations.

         Except as otherwise specifically provided herein, all payments hereunder shall be made to the Administrative Agent in U.S. dollars in immediately available funds at its offices at NationsBank Plaza, NC1-002-06-19, Charlotte, North Carolina not later than 2:00 p.m. (Charlotte, North Carolina time) on the date when due. Payments received after such time shall be deemed to have been received on the next succeeding Business Day. The Administrative Agent may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrower maintained with the Administrative Agent (with notice to the Borrower). The Borrower shall, at the time it makes any payment under this Credit Agreement, specify to the Administrative Agent the Loans, Fees or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails so to specify, or if such application would be inconsistent with the terms hereof, the Administrative Agent shall distribute such payment to the Banks in such manner as the Administrative Agent may determine to be appropriate in respect of obligations owing by the Borrower hereunder, subject to the terms of Section 2.20). The Administrative Agent will thereafter cause to be distributed promptly like funds relating to the payment of principal or interest or fees ratably to the Banks entitled to receive such payments in accordance with the terms of this Credit Agreement. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and Fees for the period of such extension), except that in the case of Eurodollar Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day. Except as expressly provided otherwise herein, all computations of interest and fees shall be made on the basis of actual number of days elapsed over a year of 365/366 days, in the case of interest on Base Rate Loans, and over a year of 360 days in all other instances. Interest shall accrue from and include the date of advance, but exclude the date of payment.

         2.19     Pro Rata Treatment.

         Except to the extent otherwise provided herein, each Revolving Loan (including without limitation each Mandatory Borrowing), each payment or prepayment of principal of any Revolving Loan, each payment of interest on the Revolving Loans, each payment of Commitment Fees, each reduction of the Revolving Committed Amount, and each conversion or continuation of any Revolving Loan, shall be allocated pro rata among the relevant Banks in accordance with the respective applicable Revolving Committed Amount (or, if the Commitments of such Banks have expired or been terminated, in accordance with the principal amounts of the outstanding Revolving Loans and Participation Interests of such Banks).

         2.20     Sharing of Payments.

         The Banks agree among themselves that, in the event that any Bank shall obtain payment in respect of any Revolving Loan through the exercise of a right of set-off, banker's lien, counterclaim or otherwise in excess of its pro rata share as provided for in this Credit Agreement, such Bank shall promptly purchase from the other Banks a participation in such Loans and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Banks share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement. The Banks further agree among themselves that if payment to a Bank obtained by such Bank through the exercise of a right of set-off, banker's lien, counterclaim or otherwise as aforesaid shall be rescinded or must otherwise be restored, each Bank which shall have shared the benefit of such payment shall, by repurchase of a participation theretofore sold, return its share of that benefit to each Bank whose payment shall have been rescinded or otherwise restored. The Borrower and each other Credit Party agrees that any Bank so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including set-off, banker's lien or counterclaim, with respect to such participation as fully as if such Bank were a holder of such Revolving Loan or other obligation in the amount of such participation. Except as otherwise expressly provided in this Credit Agreement, if any Bank or the Administrative Agent shall fail to remit to the Administrative Agent or any other Bank an amount payable by such Bank or the Administrative Agent to the Administrative Agent or such other Bank pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Administrative Agent or such other Bank at a rate per annum equal to the Federal Funds Effective Rate.

         2.21     Foreign Lenders.

         Each Bank (which, for purposes of this Section 2.21, shall include any Affiliate of a Bank that makes any Eurodollar Loan advance pursuant to the terms of this Credit Agreement) that is a Non-U.S. Person shall submit to the Borrower and the Administrative Agent on or before the Closing Date (or, in the case of a Non-U.S. Person that will become a Bank under the terms of this Credit Agreement after the Closing Date pursuant to an assignment under Section 10.03(b) hereof, on or before the date of such assignment), either: (A) two copies of either United States Internal Revenue Service Form 1001 or Form 4224 (whichever is applicable) or (B) in the case of a Bank claiming an exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8 (or any subsequent versions thereof or successors thereto) and a certificate representing that such Bank is not a bank for purposes of Section 881(C)(3)(A) of the Code, is not a 10% shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower, and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code), in either case properly completed and duly executed by such Bank and entitling such Bank to receive a complete exemption from U.S. federal withholding tax on payments by the Borrower under this Credit Agreement. Each Bank that is organized under the laws of the United States or any state thereof or the District of Columbia shall deliver to the Borrower promptly upon request (or, in the case of a Person that is organized under the laws of the United States or any state thereof or the District of Columbia and will become a Bank under the terms of this Credit Agreement after the Closing Date pursuant to an assignment under Section 10.03(b) hereof, on or before the date of such assignment) an original copy of Internal Revenue Service Form W-9 (or applicable successor form) properly completed and duly executed by such Bank. Each Bank also shall, from time to time submit to the Borrower and the Administrative Agent such additional duly completed and signed copies of such forms (or such successor forms or other documents as shall be adopted from time to time by the relevant United States taxing authorities) as may be (1) reasonably requested in writing by the Borrower or the Administrative Agent, (2) appropriate under then current United States laws or regulations or (iii) required due to the obsolescence or invalidity of any form previously delivered by such Bank. Upon the reasonable request of the Borrower or the Administrative Agent, each Bank that has not provided the forms or other documents, as provided above, on the basis of being a United States person shall submit to the Borrower and the Administrative Agent a certificate to the effect that it is such a "United States person."


                                   SECTION 3

                                   GUARANTEE

         3.01     The Guarantee.

         Each of the Guarantors hereby jointly and severally guarantees to each Bank and the Administrative Agent as hereinafter provided the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

         Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, to the extent the obligations of a Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of such Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code).

         3.02     Obligations Unconditional.

         The obligations of the Guarantors under Section 3.01 hereof are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents, or any other agreement or instrument referred to therein, or any substitution, release or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 3.02 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor of the Obligations for amounts paid under this Guaranty until such time as the Banks have been paid in full, all Commitments under the Credit Agreement have been terminated and no Person or Governmental Authority shall have any right to request any return or reimbursement of funds from the Banks in connection with monies received under the Credit Documents. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder which shall remain absolute and unconditional as described above:

         (i) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;

         (ii) any of the acts mentioned in any of the provisions of any of the Credit Documents or any other agreement or instrument referred to in the Credit Documents shall be done or omitted;

         (iii) the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Credit Documents, or any other agreement or instrument referred to in the Credit Documents shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

         (iv) any Lien granted to, or in favor of, the Administrative Agent or any Bank or Banks as security for any of the Obligations shall fail to attach or be perfected; or

         (v) any of the Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any

Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Agent or any Bank exhaust any right, power or remedy or proceed against any Person under any of the Credit Documents or any other agreement or instrument referred to in the Credit Documents or against any other Person under any other guarantee of, or security for, any of the Obligations.

         3.03     Reinstatement.

         The obligations of the Guarantors under this Section 3 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each Bank on demand for all reasonable costs and expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent or such Bank in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

         3.04      Certain Additional Waivers.

         Each Guarantor further agrees that such Guarantor shall have no right of recourse to security for the Obligations, except through the exercise of the rights of subrogation pursuant to Section 3.02.

         3.05     Remedies.

         The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Administrative Agent and the Banks, on the other hand, the Obligations may be declared to be forthwith due and payable as provided in Section 8.02 hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in said
Section 8.02) for purposes of Section 3.01 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of said Section 3.01.

         3.06     Rights of Contribution.

         The Guarantors hereby agree, as among themselves, that if any Guarantor shall become an Excess Funding Guarantor (as defined below), each other Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the succeeding provisions of this Section 3.06), pay to such Excess Funding Guarantor an amount equal to such Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, assets, liabilities and debts of such Excess Funding Guarantor) of such Excess Payment (as defined below). The payment obligation of any Guarantor to any Excess Funding Guarantor under this Section 3.06 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor under the other provisions of this Section 3, and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations. For purposes hereof, (i) "Excess Funding Guarantor" shall mean, in respect of any obligations arising under the other provisions of this Section 3 (hereafter, the "Obligations"), a Guarantor that has paid an amount in excess of its Pro Rata Share of the Obligations; (ii) "Excess Payment" shall mean, in respect of any Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Obligations; and (iii) "Pro Rata Share", for the purposes of this Section 3.06, shall mean, for any Guarantor, the ratio (expressed as a percentage) of (a) the amount by which the aggregate present fair saleable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (b) the amount by which the aggregate present fair saleable value of all assets and other properties of the Borrower and all of the Guarantors exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Borrower and the Guarantors hereunder) of the Borrower and all of the Guarantors, all as of the Closing Date (if any Guarantor becomes a party hereto subsequent to the Closing Date, then for the purposes of this
Section 3.06 such subsequent Guarantor shall be deemed to have been a Guarantor as of the Closing Date and the information pertaining to, and only pertaining to, such Guarantor as of the date such Guarantor became a Guarantor shall be deemed true as of the Closing Date).

         3.07     Continuing Guarantee.

         The guarantee in this Section 3 is a continuing guarantee, and shall apply to all Obligations whenever arising.


                                   SECTION 4

                              CONDITIONS PRECEDENT

         4.01     Conditions to Closing.

         The closing of this credit facility is subject to satisfaction of the following conditions (in form and substance acceptable to the Administrative
Agent:

         (a) Executed Credit Documents. Receipt by the Administrative Agent of copies of the Credit Agreement, the Notes and the other Credit Documents, if any (in sufficient numbers to provide a fully executed original to each Bank) as executed by the Borrower and the other Credit Parties.

         4.02     Conditions to Initial Loan Advance.

         The obligation of the Banks to make the initial Loan advance is subject, at the time of the making of such initial Loan advance, to satisfaction of the following conditions (in form and substance acceptable to the Administrative Agent and the Required Banks):

         (a) No Default; Representations and Warranties. Both at the time of the making of such Loan and after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein or in the other Credit Documents then in effect shall be true and correct in all material respects.

         (b) Opinions of Counsel. Receipt by the Administrative Agent of the opinions of Drew St.J. Carneal, Esq., Senior Vice President and General Counsel of the Borrower, and Hunton & Williams, special counsel to the Borrower and the Guarantors, substantially in the forms of Schedules 4.01(b)(1) and (2), respectively, (in sufficient numbers to provide a fully executed original to each Bank).

         (c) Corporate Documents. Receipt by the Administrative Agent of the following:

                           (i) Articles of Incorporation. Copies of the articles of incorporation or charter documents of the Borrower and the Guarantors certified to be true and complete as of a recent date by the appropriate governmental authority of the state of its incorporation.

                           (ii) Resolutions. Copies of resolutions of the Board of Directors of the Borrower and the Guarantors approving and adopting the Credit Documents, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary as of the Closing Date to be true and correct and in force and effect as of such date and containing therein certification of the incumbency and specimen signatures of the officers of the Credit Parties executing the Credit Documents.

                           (iii) Bylaws. A copy of the bylaws of the Borrower and the Guarantors certified by a secretary or assistant secretary as of the Closing Date to be true and correct and in force and effect as of such date.

                           (iv) Good Standing. Copies of (i) certificates of good standing, existence or its equivalent with respect to the Borrower and the Guarantors certified as of a recent date by the appropriate governmental authorities of the state of incorporation and each other state in which the failure to so qualify and be in good standing would have a Material Adverse Effect and (ii) a certificate indicating payment of all corporate franchise taxes in such states of incorporation certified as of a recent date by the appropriate governmental taxing authorities, to the extent generally available from such authorities.

         (d) Termination of Existing Credit Facilities. Receipt by the Administrative Agent of evidence of repayment and termination of commitments under the existing revolving credit facility extended to Owens & Minor, Inc. by NationsBank, N.A., as Agent, Bank of America NT & SA and Crestar Bank as Co-Agents and the other lenders party thereto.


                                   SECTION 5

                         REPRESENTATIONS AND WARRANTIES

         Each Credit Party hereby represents and warrants to the Agents and each Bank that:

         5.01     Organization and Good Standing.

         Such Credit Party is a corporation duly incorporated, validly existing and in good standing under the laws of the State of its incorporation, is duly qualified and in good standing as a foreign corporation authorized to do business in every jurisdiction where the failure to so qualify would have a Material Adverse Effect, and has the requisite corporate power and authority to own its properties and to carry on its business as now conducted and as proposed to be conducted.

         5.02     Due Authorization.

         Such Credit Party (i) has the requisite corporate power and authority to execute, deliver and perform this Credit Agreement and the other Credit Documents to which it is a party and to incur the obligations herein and therein provided for, and (ii) is duly authorized to, and has been authorized by all necessary corporate action, to execute, deliver and perform this Credit Agreement and the other Credit Documents to which it is a party.

         5.03     No Conflicts.

         Neither the execution and delivery of the Credit Documents, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof by such Credit Party will (i) violate or conflict with any provision of its articles of incorporation or bylaws, (ii) violate, contravene or materially conflict with any law, regulation (including without limitation Regulation U or Regulation X), order, writ, judgment, injunction, decree or permit applicable to it, (iii) violate, contravene or materially conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound, the violation of which would have a Material Adverse Effect, (iv) result in or require the creation of any lien, security interest or other charge or encumbrance (other than those contemplated in or created in connection with the Credit Documents) upon or with respect its properties, the creation of which would have a Material Adverse Effect.

         5.04     Consents.

         No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party in respect of such Credit Party is required in connection with the execution, delivery or performance of this Credit Agreement or any of the other Credit Documents by the Borrower or any Guarantor, or if required, such consent, approval and authorization has been obtained.

         5.05     Enforceable Obligations.

         This Credit Agreement and the other Credit Documents have been duly executed and delivered and constitute legal, valid and binding obligations of such Credit Party enforceable against such Credit Party in accordance with their respective terms, except as may be limited by bankruptcy or insolvency laws or similar laws affecting creditors' rights generally or by general equitable principles.

         5.06     Financial Condition.

         The financial statements and financial information provided to the Banks, consisting of, among other things, an audited consolidated balance sheet of the Borrower and its Subsidiaries dated as of December 31, 1996 together with related consolidated statements of income, stockholders' equity and changes in financial position or cash flow certified by KPMG Peat Marwick, certified public accountants, are true and correct in all material respects and fairly represent the financial condition of the Borrower and its Subsidiaries as of such date; such financial statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as noted therein); and since the date of such financial statements there have occurred no changes or circumstances which have had or are likely to have a Material Adverse Effect.

         5.07     No Default.

         No Default or Event of Default presently exists.

         5.08     Liens.

         Except for Permitted Liens, such Credit Party has good and marketable title to all of its properties and assets free and clear of all liens, encumbrances, mortgages, pledges, security interests and other adverse claims of any nature.

         5.09     Indebtedness.

         Such Credit Party has no Indebtedness (including without limitation Guaranty Obligations, reimbursement or other contingent obligations) except (a) as disclosed in the financial statements referenced in Section 5.06 and as set forth in Schedule 5.09 and (b) Indebtedness related to a Qualified Securitization Transaction.

         5.10     Litigation.

         Except as disclosed in Schedule 5.10, there are no actions, suits or legal, equitable, arbitration or administrative proceedings, pending or, to the knowledge of a Responsible Officer of such Credit Party, threatened against such Credit Party or any of its Restricted Subsidiaries which, if adversely determined, would likely have a Material Adverse Effect. For purposes hereof, in the case of proceedings involving only monetary damages, $5,000,000 or more in any instance shall be considered as having a Material Adverse Effect. Since the date of this Credit Agreement (or the date of the most recent update hereunder), there has been no material adverse change in the status of any actions, suits, investigations, litigation or proceedings disclosed hereunder which is likely to result in a Material Adverse Effect.

         5.11     Material Agreements.

         Such Credit Party is not in default in any material respect under any contract, lease, loan agreement, indenture, mortgage, security agreement or other material agreement or obligation to which it is a party or by which any of its properties is bound which default would have a Material Adverse Effect.

         5.12     Taxes.

         Such Credit Party has filed, or caused to be filed, all material tax returns (federal, state, local and foreign) required to be filed and paid all amounts of taxes shown thereon to be due (including interest and penalties) and has paid all other material taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing (or necessary to preserve any liens in favor of the Banks) by it, except for such taxes (i) which are not yet delinquent or (ii) as are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with generally accepted accounting principles. Such Credit Party is not aware of any proposed material tax assessments against it or any other members of the Consolidated Borrower Group.

         5.13     Compliance with Law.

         Such Credit Party is in substantial compliance with all laws, rules, regulations, orders and decrees (including without limitation environmental laws) applicable to it, or to its properties, the failure to comply with which would have a Material Adverse Effect.

         5.14     ERISA.

                  (i) No Reportable Event (as defined in ERISA) has occurred and is continuing with respect to any Plan; (ii) no Plan has an unfunded current liability (determined under Section 412 of the Code) or an accumulated funding deficiency, (iii) no proceedings have been instituted, or, to the knowledge of any Responsible Officer of such Credit Party, planned, to terminate any Plan,
(iv) neither such Credit Party nor any member of a Controlled Group, nor any duly-appointed administrator of a Plan has instituted or intends to institute proceedings to withdraw from any Multiemployer Plan; and (v) each Plan has been maintained and funded in all material respects with its terms and with the provisions of ERISA applicable thereto.

         5.15     Subsidiaries.

         Set forth in Schedule 5.15 is a complete and accurate list of all Subsidiaries of each of such Credit Party. Further, the Non-Guarantor Subsidiaries (not including any Securitization Subsidiary), as a group, do not exceed the Threshold Requirement as provided in Section 6.12. Information on the attached Schedule includes state of incorporation; the shares of each class of capital stock or other equity interests outstanding; the number and percentage of outstanding shares of each class owned (directly or indirectly) by such Credit Party; and the number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and similar rights. The outstanding capital stock and other equity interests of all such Subsidiaries is validly issued, fully paid and non-assessable and is owned by such Credit Party, directly or indirectly, free and clear of all liens, security interests and other charges or encumbrances (other than those arising under or contemplated in connection with the Credit Documents).

         5.16     Use of Proceeds; Margin Stock.

         The proceeds of the Loans hereunder will be used solely for the purposes specified in Section 6.10. None of such proceeds will be used for the purpose of purchasing or carrying any "margin stock" as defined in Regulation U, Regulation X or Regulation G, or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry "margin stock" or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of Regulation U, Regulation X or Regulation G. Such Credit Party does not own "margin stock" except as identified in the financial statements referred to in Section 5.06 hereof and, as of the date hereof, the aggregate value of all "margin stock" owned by such Credit Party and its Subsidiaries does not exceed 25% of the value of all such Credit Party's and its Subsidiaries' assets.

         5.17     Government Regulation.

         Such Credit Party is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940 or the Interstate Commerce Act, each as amended. In addition, such Credit Party is not (i) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, and is not controlled by such a company, or (ii) a "holding company," or a "Subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "Subsidiary" or a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         5.18     Hazardous Substances.

         Except as disclosed on Schedule 5.18 or except as would not reasonably be expected to have a Material Adverse Effect, to the knowledge of any Responsible Officer of such Credit Party, the real property owned or leased by such Credit Party and its Subsidiaries or on which it or its Subsidiaries operates (the "Subject Property") (i) is free from "hazardous substances" as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss.ss. 9601 et seq., as amended, and the regulations promulgated thereunder; (ii) no portion of the Subject Property is subject to federal, state or local regulation or liability because of the presence of stored, leaked or spilled petroleum products, waste materials or debris, "PCB's" or PCB items (as defined in 40 C.F.R. ss.763.3), underground storage tanks, "asbestos" (as defined in 40 C.F.R. ss.763.63) or the past or present accumulation, spillage or leakage of any such substance; (iii) such Credit Party and its Subsidiaries are in substantial compliance with all federal, state and local requirements relating to protection of health or the environment in connection with the operation of their businesses; and (iv) no Responsible Officer of such Credit Party knows of any complaint or investigation regarding real property which it or any other Credit Party owns or leases or on which it or any other Credit Party operates.

         5.19     Patents, Franchises, etc.

         Such Credit Party possesses all material patents, trademarks, service marks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, that are reasonably necessary for the operation of its business as presently conducted and as proposed to be conducted. Such Credit Party has obtained all material licenses, permits, franchises or other governmental authorizations necessary to the ownership of its respective property and to the conduct of its business except as would not reasonably be expected to have a Material Adverse Effect.

         5.20      Solvency.

         Such Credit Party and each of its Restricted Subsidiaries, both collectively and individually, is and, after consummation of this Credit Agreement and after giving effect to all Indebtedness incurred hereunder, will be, solvent.

         5.21     Investments.

         All investments of such Credit Party are Permitted Investments.


                                   SECTION 6
                             AFFIRMATIVE COVENANTS

         Each Credit Party hereby covenants and agrees that so long as this Credit Agreement is in effect and until the Loans, together with interest, fees and other obligations hereunder, have been paid in full and the Commitments hereunder shall have terminated:

         6.01     Information Covenants.

         The Credit Parties will furnish, or cause to be furnished, to the Administrative Agent and each Bank:

         (a) Annual Financial Statements. As soon as available and in any event within 90 days after the close of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year together with related consolidated statements of income and retained earnings and of cash flows for such fiscal year, setting forth in comparative form consolidated figures for the preceding fiscal year, all in reasonable detail and examined by KPMG Peat Marwick, or other independent certified public accountants of recognized national standing reasonably acceptable to the Required Banks and whose opinion shall be to the effect that such consolidated financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except for changes with which such accountants concur). It is specifically understood and agreed that failure of the annual financial statements to be accompanied by an opinion and certificate of such accountants in form and substance as provided herein shall constitute a Default hereunder.

         (b) Quarterly Financial Statements. As soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of the Borrower, a consolidated and consolidating balance sheet of the Borrower and its Subsidiaries, and consolidated and consolidating statements of income and retained earnings and a consolidated statement of cash flows for the Borrower and its Subsidiaries, each for such quarterly period and for the portion of the fiscal year ending with such period (except in the case of consolidated statements of cash flow, in which case such statements shall be prepared on a year to date basis), in each case setting forth in comparative form consolidated figures for the corresponding period of the preceding fiscal year (except that the balance sheet shall be compared to that at prior year end), all in reasonable form and detail acceptable to the Required Banks, and accompanied by a certificate of the chief financial officer, treasurer, controller or chief accounting officer of the Borrower, to the best of his knowledge and belief, as being true and correct in all material respects, in the case of consolidated statements, and as having been prepared in accordance with generally accepted accounting principles applied on a consistent basis, subject to changes resulting from normal year-end audit adjustments. As used in this Section 6.01(b), the term "consolidating" shall be deemed to include Owens & Minor Medical, Inc. and Stuart Medical, Inc. only. All consolidating statements delivered under this Section 6.01(b) shall be prepared based on the Borrower's internal practices consistently applied and may not be in strict conformity with generally accepted accounting principles.

         (c) Borrowing Base Certificates. As soon as practicable and in any event within 15 days after the end of each fiscal quarter of the Borrower, a statement of the Borrowing Base and its components as of the end of the immediately preceding fiscal quarter, substantially in the form of Schedule 6.01(c) hereto, certified by the chief financial officer, treasurer, controller or chief accounting officer of the Borrower as being, to the best of his knowledge and belief, true and correct in all material respects as of such date.

         (d) Officer's Certificate. At the time of delivery of the financial statements provided for in Sections 6.01(a) and (b) hereof, a certificate of the chief financial officer, treasurer, controller or chief accounting officer of the Borrower substantially in the form of Schedule 6.01(d) to the effect that no Default or Event of Default exists, or if any Default or Event of Default does exist specifying the nature and extent thereof and what action the Borrower proposes to take with respect thereto. In addition, the Officer's Certificate shall demonstrate compliance of the financial covenants contained in Section
6.11 by calculation thereof as of the end of each such fiscal period.

         (e) Accountant's Certificate. Within the period for delivery of the annual financial statements provided in Section 6.01(a), a certificate of the accountants conducting the annual audit stating that they have reviewed this Credit Agreement and stating further whether, in the course of their audit, they have become aware of any Default or Event of Default arising as a result of a violation of the financial covenants contained in Section 6.11 of this Credit Agreement and, if any such Default or Event of Default exists, specifying the nature and extent thereof.

         (f) SEC and Other Reports. Promptly upon transmission thereof, copies of any filings and registrations with, and reports to, (i) the Securities and Exchange Commission, or any successor agency, by the Borrower or any of its Subsidiaries, and copies of all financial statements, proxy statements, notices and reports as the Borrower or its Subsidiaries shall send to its shareholders or to the holders of any other Indebtedness (including specifically without limitation, any Subordinated Debt) in their capacity as such holders and (ii) the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters.

         (g) Other Information. With reasonable promptness upon any such request, such other information regarding the business, properties or financial condition of the Borrower and its Subsidiaries as the Administrative Agent or the Required Banks may reasonably request.

         (h) Notice of Default or Litigation. Upon any Responsible Officer of a Credit Party obtaining knowledge thereof, such Credit Party will give written notice to the Administrative Agent (i) immediately, but in any event within 3 Business Days, of the occurrence of an event or condition consisting of a Default or Event of Default, specifying the nature and existence thereof and what action the Borrower proposes to take with respect thereto, and (ii) promptly, but in any event within 5 Business Days, of the occurrence of any of the following with respect to any member of the Consolidated Borrower Group: (A) the pendency or commencement of any litigation, arbitral or governmental proceeding against any member of the Consolidated Borrower Group which if adversely determined is likely to have a Material Adverse Effect, (B) any levy of an attachment, execution or other process against its assets having a value of $500,000 or more, (C) the occurrence of an event or condition which shall constitute a default or event of default under any Indebtedness of any member of the Consolidated Borrower Group which, if accelerated as a result of such event of default would have a Material Adverse Effect, (D) any development in its business or affairs which has resulted in, or which any Credit Party reasonably believes may result in, a Material Adverse Effect, or (E) the institution of any proceedings against any member of the Consolidated Borrower Group with respect to, or the receipt of notice by a Responsible Officer of such Person of potential liability or responsibility for violation, or alleged violation of any federal, state or local law, rule or regulation, including but not limited to, regulations promulgated under the Resource Conservation and Recovery Act of

1976, 42 U.S.C. ss.ss. 6901 et seq., regulating the generation, handling or disposal of any toxic or hazardous waste or substance or the release into the environment or storage of any toxic or hazardous waste or substance, the violation of which would likely have a Material Adverse Effect, or (F) any notice or determination concerning the imposition of any withdrawal liability by a multiemployer Plan against any member of the Consolidated Borrower Group or any of its ERISA Affiliates, the determination that a multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV or ERISA, the termination of any Plan, and the amount of liability incurred or which may be incurred in connection with any such event.

         6.02     Preservation of Existence and Franchises.

         Except as otherwise permitted under Section 7.05, each member of the Consolidated Borrower Group will do all things necessary in any material respect to preserve and keep in full force and effect its existence, rights, franchises and authority for the normal conduct of its business.

         6.03     Books, Records and Inspections.

         Each member of the Consolidated Borrower Group will keep complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of generally accepted accounting principles applied on a consistent basis (including the establishment and maintenance of appropriate reserves). Each member of the Consolidated Borrower Group will permit on reasonable notice and, prior to the occurrence or during the continuance of an Event of Default, during normal business hours, officers or designated representatives of Administrative Agent or any Bank to visit and inspect its books of account and records and any of its properties or assets (in whomever's possession) and to discuss the affairs, finances and accounts of such member of the Consolidated Borrower Group with, and be advised as to the same by, its and their officers, directors and independent accountants.

         6.04     Compliance with Law.

         Each member of the Consolidated Borrower Group will comply with all applicable laws, rules, regulations and orders of, and all applicable restrictions imposed by all applicable Governmental Authorities applicable to it and its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls) if noncompliance with any such law, rule, regulation or restriction would have a Material Adverse Effect.

         6.05     Payment of Taxes and Other Indebtedness.

         Each member of the Consolidated Borrower Group will pay and discharge
(i) all material taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent, (ii) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien or charge upon any of its properties, and (iii) except as prohibited hereunder, all of its other Indebtedness as it shall become due; provided, however, that members of the Consolidated Borrower Group shall not be required to pay any such tax, assessment, charge, levy, claim or Indebtedness which is being contested in good faith by appropriate proceedings and as to which adequate reserves therefor have been established in accordance with generally accepted accounting principles, unless the failure to make any such payment (a) shall give rise to an immediate right to foreclosure on a Lien securing such amounts or (b) otherwise would have a Material Adverse Effect.

         6.06     Insurance.

         Each member of the Consolidated Borrower Group will at all times maintain in full force and effect insurance (including worker's compensation insurance, liability insurance, casualty insurance and business interruption insurance) in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice unless higher limits or other types of coverage are required by the terms of the other Credit Documents or are otherwise reasonably required by the Required Banks. The present coverage of the members of the Consolidated Borrower Group is outlined as to carrier, policy number, expiration date, type and amount on Schedule 6.06 hereto and is acceptable to the Banks as of the Closing Date.

         6.07     Maintenance of Property.

         Each member of the Consolidated Borrower Group will maintain and preserve its properties and equipment used or useful in any material portion of its business (in whomsoever's possession as they may be) in good repair, working order and condition, normal wear and tear, obsolescence and replacement excepted, and will make, or cause to be made, in such properties and equipment from time to time all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may be needed or proper, to the extent and in the manner customary for companies in similar businesses.

         6.08     Performance of Obligations.

         Each member of the Consolidated Borrower Group will perform in all material respects all of its obligations (including, except as may be otherwise prohibited or contemplated hereunder, payment of Indebtedness in accordance with its terms) under the terms of all material agreements, indentures, mortgages, security agreements or other debt instruments to which it is a party or by which it is bound if the failure to do so would have a Material Adverse Effect.

         6.09     ERISA.

         Each Credit Party and ERISA Affiliate will, (a) at all times, make prompt payment of all contributions required under all employee pension benefit plans (as defined in Section 3(2) of ERISA) ("Pension Plans") and required to meet the minimum funding standard set forth in ERISA with respect to each Plan;
(b) promptly upon request, furnish the Administrative Agent and the Banks copies of each annual report/return (Form 5500 Series), as well as all schedules and

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

attachments required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA, and the regulations promulgated thereunder, in connection with each of its Pension Plans for each Plan Year; (c) notify the Administrative Agent immediately of any fact, including, but not limited to, any Reportable Event (as defined in ERISA) arising in connection with any Plan, which might constitute grounds for termination thereof by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Plan, together with a statement, if requested by the Bank, as to the reason therefor and the action, if any, proposed to be taken with respect thereof; and (d) furnish to the Administrative Agent, upon its request, such additional information concerning any of the Pension Plans as may be reasonably requested. The Borrower will not, nor will it permit any of its Subsidiaries or ERISA Affiliates to (I) terminate a Plan if any such termination would have a Material Adverse Effect, or (II) cause or permit to exist any Reportable Event (as defined in ERISA) or other event or condition which presents a material risk of termination at the request of the PBGC.

         6.10     Use of Proceeds.

         The proceeds of the Loans hereunder shall be used for the purpose of
(i) refinancing and replacing the existing credit facility extended to Owens & Minor, Inc. by NationsBank and the other lenders and other existing bank indebtedness, (ii) general working capital purposes, (iii) capital expenditures and (v) other general corporate purposes.

         6.11     Financial Covenants.

         (a) Consolidated Current Ratio. The Borrower will maintain a Consolidated Current Ratio, as determined on each Determination Date, of at least 1.4 to 1.0.

         (b) Consolidated Tangible Net Worth. The Borrower will maintain Consolidated Tangible Net Worth, as determined on each Determination Date, of not less than $53,500,000; provided, however, the minimum Consolidated Tangible Net Worth required hereunder shall be increased on the last day of each of the Borrower's fiscal quarters to occur after March 31, 1996, by an amount equal to 50% of Consolidated Net Income for the fiscal quarter then ended (or if Consolidated Net Income for such period is a deficit figure, then zero).

         (c) Leverage Ratio. As of each Determination Date during the periods set out below, the Leverage Ratio will not exceed:

                                                        Leverage Ratio
                                                        --------------

    For the fiscal quarter ending
    on June 30, 1996 through and
    including the fiscal quarter
    ending on March 31, 1998                             .65 to 1.0


    For the fiscal quarter ending
    on June 30, 1998 and thereafter                      .60 to 1.0

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

         (d) Fixed Charge Coverage Ratio. As of each Determination Date for the Applicable Period set forth below, the Fixed Charge Coverage Ratio will not be less than:

                                                        Fixed Charge
                                                       Coverage Ratio
                                                       --------------

    For the fiscal quarter ending
    on June 30, 1997                                     1.1 to 1.0

    For the fiscal quarter ending
    on September 30, 1997 through
    and including the fiscal quarter
    ending on December 31, 1997                          1.2 to 1.0

    For the fiscal quarter ending
    on March 31, 1998 through and
    including the fiscal quarter
    ending on December 31, 1998                          1.3 to 1.0

    For the fiscal quarter ending on
    March 31, 1999 and thereafter                        1.5 to 1.0

The Applicable Period for which the Fixed Charge Coverage Ratio shall be determined shall be for the period of four consecutive fiscal quarters ending as of the Determination Date, except that determination of current maturities of Funded Debt and current maturities of Capitalized Leases under subsection (iii) of the definition of Consolidated Fixed Charges shall be as of the applicable Determination Date.

         6.12  Additional Credit Parties.

         (a) Additional Subsidiaries. Where the Subsidiaries (other than a Securitization Subsidiary) which are not Guarantors hereunder (the "Non-Guarantor Subsidiaries") shall, as a group, at any time constitute more than either (i) 5% of the consolidated gross revenues for the Borrower and its Subsidiaries, (ii) 5% of consolidated net income for the Borrower and its Subsidiaries, or (iii) 5% of consolidated assets for the Borrower and its Subsidiaries (collectively, the "Threshold Requirement"), the Borrower will promptly notify the Administrative Agent thereof, and promptly cause one or more of the Non-Guarantor Subsidiaries (other than a Securitization Subsidiary) to become a "Guarantor" hereunder by way of execution of a Joinder Agreement, such that immediately after the joinder of such Subsidiaries as Guarantors hereunder, the remaining Non-Guarantor Subsidiaries shall not, as a group, exceed the Threshold Requirement. The Borrower may at any time, at its option, cause a Non-Guarantor Subsidiary to sign a Joinder Agreement at which time such Subsidiary shall become a Guarantor and a Credit Party under this Credit Agreement.

         (b) Guaranties Relating to Other Debt. Where a Non-Guarantor Subsidiary shall give a guaranty or become obligated under Guaranty Obligations relating to other Indebtedness (including specifically without limitation, the Senior Subordinated Notes), the Borrower will promptly notify the Administrative Agent

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

thereof, and promptly cause such Non-Guarantor Subsidiary to become a "Guarantor" hereunder by way of execution of a Joinder Agreement.


                                   SECTION 7

                               NEGATIVE COVENANTS

         Each Credit Party hereby covenants and agrees that so long as this Credit Agreement is in effect and until the Loans, together with interest, fees and other obligations hereunder, have been paid in full and the Commitments hereunder shall have terminated:

         7.01     Indebtedness.

         Neither the Borrower nor any of its Restricted Subsidiaries will contract, create, incur, assume or permit to exist any Indebtedness, except:

                  (a) Indebtedness arising under this Credit Agreement and the other Credit Documents;

                  (b) Indebtedness existing as of the Closing Date as referenced in Section 5.09 (and renewals, refinancings or extensions thereof on terms and conditions no more favorable to such Person than such existing Indebtedness (taking into account reasonable market conditions existing at such time) and in a principal amount not in excess of that outstanding as of the date of such renewal, refinancing or extension);

                  (c) Indebtedness in respect of current accounts payable or accrued (other than for borrowed money or purchase money obligations) and incurred in the ordinary course of business, provided, that all such liabilities, accounts and claims shall be paid when due (or in conformity with customary trade terms);

                  (d) Purchase money Indebtedness and capital lease obligations relating to Capitalized Leases incurred to finance the purchase or lease of fixed assets provided that (i) the total of all such Indebtedness and obligations shall not exceed an aggregate principal amount of $10,000,000 at any one time outstanding; (ii) such Indebtedness and obligations when incurred shall not exceed the purchase price of the asset financed; and (iii) no such Indebtedness and obligations shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing; and

                  (e) (i) Indebtedness evidenced by the Senior Subordinated Notes and (ii) other Subordinated Debt acceptable to the Required Lenders in their sole discretion;

                  (f) Indebtedness and obligations relating to Qualified Securitization Transactions, provided that the aggregate principal amount outstanding pursuant to all facilities under such Qualified Securitization Transactions shall not exceed $150,000,000 at any time;

                  (g) Unsecured intercompany Indebtedness among the Credit Parties;

                  (h) Other short term unsecured indebtedness for borrowed money (including Guaranty Obligations) by the Borrower which does not exceed $10,000,000 in the aggregate at any time outstanding; and

                  (i) Obligations under or arising in connection with Interest Rate Protection Agreements entered into in order to manage existing or anticipated interest rate risks and not for speculative purposes and relating to Indebtedness otherwise permitted under this Section 7.01.

         7.02     Liens.

         Neither the Borrower nor any of its Restricted Subsidiaries will contract, create, incur, assume or permit to exist any Lien with respect to any of its property or assets of any kind (whether real or personal, tangible or intangible), whether now owned or after acquired, except for Permitted Liens.

         7.03     Guaranty Obligations.

         Neither the Borrower nor any of its Restricted Subsidiaries will enter into or otherwise become or be liable in respect of any Guaranty Obligations (excluding specifically therefrom endorsements in the ordinary course of business of negotiable instruments for deposit or collection) other than (i) those in favor of the Banks in connection herewith, (ii) guaranty of indebtedness of account debtors of the Credit Parties relating to the financing or refinancing of trade receivables owing to the Credit Parties in an aggregate amount not to exceed $1,000,000, (iii) guaranty by the Credit Parties in respect of the Indebtedness evidenced by the Senior Subordinated Notes and in respect of Obligations under or arising in connection with Interest Rate Protection Agreements permitted hereunder, (iv) guaranty by a Credit Party of operating lease obligations of another Credit Party entered into in the ordinary course of business, and (v) other Guaranty Obligations to the extent permitted pursuant to
Section 7.01.

         7.04     Nature of Business.

         Neither the Borrower nor any of its Restricted Subsidiaries will substantively alter the character of its business in any material respect from that conducted as of the Closing Date.

         7.05     Consolidation, Merger, Sale or Purchase of Assets, etc.

         Neither the Borrower nor any of its Restricted Subsidiaries will

                  (a) dissolve, liquidate, or wind up its affairs, sell, transfer, lease or otherwise dispose of all or any substantial part of its property or assets (other than in the ordinary course of business for fair consideration), or agree to any of the foregoing at a future time, except for (i) the sale or disposition of machinery and equipment no longer useful in the conduct of its business, (ii) sales, transfers or other dispositions of property where the proceeds of such sale, transfer or other disposition are reinvested within 90 days in property of the Borrower or a Restricted Subsidiary of substantially equal value and (iii) the sale of Receivables and Receivables Related Assets pursuant to the terms of a Qualified Receivables Transaction permitted hereunder. As used herein, "substantial part" shall mean if the book value of such assets, when added to the book value of all other assets sold, leased or otherwise disposed of by the Borrower and its Restricted Subsidiaries (other than in the ordinary course of business) during the period beginning on the date of this Credit Agreement and ending on the date of such sale, lease or other disposition, exceeds at any time an amount equal to 5% of Consolidated Total Assets determined as of the end of the immediately preceding fiscal year; or

                  (b) purchase, lease or otherwise acquire (in a single transaction or a series of related transactions) all or any substantial part of the property or assets of any Person (other than purchases or other acquisitions of inventory, leases, materials, property and equipment in the ordinary course of business, except as otherwise limited or prohibited herein), or enter into any transaction of merger or consolidation, or agree to do any of the foregoing at a future time, except for (i) Capital Expenditures to the extent of the limitations set out in Section 6.11(d) by way of inclusion of Capital Expenditures in the definition of "Consolidated Net Income Available for Fixed Charges" as used therein, (ii) investments, acquisitions and transfers or dispositions of properties permitted pursuant to Section 7.06, (iii) the merger or consolidation of a Restricted Subsidiary into, or a sale, transfer or lease of all or a substantial part of its properties (at fair value) to, a Credit Party, (iv) the sale of Receivables and Receivables Related Assets pursuant to the terms of a Qualified Securitization Transaction permitted hereunder, and (v) the merger of any Person into a Credit Party, provided that the Credit Party shall be the surviving corporation, and management and control of the Credit Party shall remain substantially unchanged and no Default or Event of Default shall exist either immediately prior to or after giving effect to such merger. Notwithstanding the foregoing, other than Capital Expenditures permitted pursuant to Section 6.11(d) by way of inclusion of Capital Expenditures in the definition of "Consolidated Net Income Available for Fixed Charges" as used therein, investments pursuant to
         Section 7.06, in the case of an acquisition by the Borrower or its Restricted Subsidiaries, whether by way of asset purchase, stock or securities purchase or merger or consolidation, the aggregate consideration paid in connection with such acquisitions whether in cash, securities, property or other consideration, shall not exceed 20% of Consolidated Tangible Net Worth in any fiscal year. The Borrower will, in connection with any such material purchase, lease or acquisition and prior to giving effect thereto, deliver to the Administrative Agent a pro forma statement demonstrating compliance with the provisions hereof.

         7.06     Advances, Investments and Loans.

         Neither the Borrower nor any of its Restricted Subsidiaries will lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to any Person except for Permitted Investments.

         7.07       Prepayments and Amendments Relating to Other Debt.

         The Borrower will not, without the prior written consent of the Required Banks, nor will it permit any of its Restricted Subsidiaries to,

         (a) after the issuance thereof, amend or modify, or permit any amendment to or modification of, any of the terms of any Subordinated Debt (including specifically without limitation, the Indebtedness evidenced by the Senior Subordinated Notes) or any other senior Funded Debt, if reasonably adverse to the Banks and their interests hereunder;

         (b) make, or give any notice with respect thereto, any voluntary or optional payment, prepayment, redemption, defeasance or acquisition for value of (including by way of deposit of money or securities with a trustee with respect thereto before due for the purpose of paying when due) or exchange of any other Indebtedness for borrowed money, other than prepayments in respect of capital lease obligations relating to Capital Leases not to exceed $10,000,000 in the aggregate in any fiscal year;

         (c) make any payment, prepayment, redemption, defeasance or acquisition for value (including without limitation by way of deposit of money or securities with a trustee with respect thereto before due for the purpose of paying when due), or refund, refinance or exchange of any Subordinated Debt other than (i) regularly scheduled non-default principal payments and regularly scheduled non-default semiannual interest payments on the Senior Subordinated Notes and
(ii) so long as

                           (A) no Default or Event of Default shall exist either
                  immediately prior to or immediately after giving effect thereto, and

                           (B) the Borrower shall have demonstrated compliance
                  with the financial covenants set out in Section 6.11 on a Pro Forma Basis after giving effect thereto,

prepayments and redemption in respect of the Senior Subordinated Notes, provided that the aggregate amount of all such prepayments and redemptions shall not exceed $25,000,000 in any calendar year.

         7.08     Transactions with Affiliates.

         Other than transactions relating to a Qualified Securitization Transaction, no member of the Consolidated Borrower Group will enter into any transaction or series of transactions, whether or not in the ordinary course of business, with any officer, director, shareholder, Subsidiary or Affiliate other than on terms and conditions substantially as favorable as would be obtainable in a comparable arm's-length transaction with a Person other than an Affiliate.

         7.09     Ownership of Subsidiaries.

         Neither the Borrower nor any of its Restricted Subsidiaries will sell, transfer or otherwise dispose of, any shares of capital stock of any Subsidiaries or permit any Subsidiaries to issue, sell or otherwise dispose of, any shares of capital stock of any Subsidiary to any Person other than a Subsidiary. The Borrower will not create, form or acquire, nor will it permit any of its Subsidiaries to create, form or acquire, any Subsidiary, unless such Subsidiary is either (i) promptly joined as an Additional Credit Party pursuant to the requirements of Section 6.12, if such joinder is required thereby or (ii) a Securitization Subsidiary.

         7.10     Fiscal Year.

         Neither the Borrower nor any of its Restricted Subsidiaries will change its fiscal year.

         7.11     Subsidiary Dividends.

         Neither the Borrower nor any of the other Credit Parties will enter into, assume or otherwise become subject to, or permit any of their respective Subsidiaries (other than a Securitization Subsidiary pursuant to a Qualified Securitization Transaction permitted hereunder) to enter into, assume or otherwise become subject to, any agreement prohibiting or otherwise restricting the payment of dividends by any of the Borrower's Subsidiaries (other than a Securitization Subsidiary pursuant to a Qualified Securitization Transaction permitted hereunder), except as may be provided herein or in the indenture relating to the Senior Subordinated Notes.

         7.12     Dividends.

         The Borrower will not make or pay, nor will it permit any non-wholly owned Subsidiary to make or pay, any Dividend, unless (i) no Default or Event of Default shall exist either immediately prior to or immediately after giving effect thereto, and (ii) the Borrower shall have demonstrated compliance with the financial covenants set out in Section 6.11 on a Pro Forma Basis after giving effect thereto.

         7.13     Securitization Transaction.

         As part of the refinancing contemplated by this Credit Agreement, the Borrower and two of its Restricted Subsidiaries are entering into a Qualified Securitization Transaction pursuant to the Securitization Agreements. The execution and delivery of the Securitization Agreement and the performance by the Borrower and its Subsidiaries of their obligations under the Securitization Agreements and any related agreements shall not constitute a default under this Credit Agreement; provided, however, that any default which shall occur with respect to the Securitization Agreements resulting from any action or inaction by any of the Borrower or its Restricted Subsidiaries shall constitute an Event of Default hereunder.

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


                                   SECTION 8

                               EVENTS OF DEFAULT

         8.01     Events of Default.

         An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):

         (a)      Payment.  Any Credit Party shall

                                    (i)     default in the payment when due of
                  any principal of any of the Loans, or

                                    (ii) default, and such default shall
                  continue for three (3) or more days, in the payment when due of any interest on the Loans, or of any fees or other amounts owing hereunder, under any of the other Credit Documents or in connection herewith; or

         (b) Representations. Any representation, warranty or statement made or deemed to be made by any Credit Party herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was made or deemed to have been made; or

         (c)      Covenants.  Any Credit Party shall

                                    (i)     default in the due performance or
                  observance of any term, covenant or agreement contained in Sections 6.01(h), 6.02, 6.10 or 7.01 through 7.11, inclusive, or

                                    (ii) default in the due performance or
                  observance of any of the financial covenants contained in
                  Section 6.11 and the continuance thereof for a period of 15 days after knowledge thereof by a Responsible Officer (but in no event later than 15 days after the date by which the Borrower is required to deliver annual or quarterly financial statements in accordance with Sections 6.01(a) and (b), as appropriate) without the Borrower having obtained an effective waiver hereunder; or

                                    (iii) default in the due performance or
                  observance by it of any term, covenant or agreement (other than those referred to in subsections (a), (b) or (c)(i) or
                  (ii) of this Section 8.01) contained in this Credit Agreement and such default shall continue unremedied for a period of at least 30 days after the earlier of a Responsible Officer becoming aware of such default or notice thereof by the Administrative Agent; provided, however, that if such default cannot be cured within such period, the Borrower or other Credit Party may have such additional period of time not to exceed 30 days after the expiration of such original 30 day period, and such default shall not constitute an Event of Default hereunder, so long as the applicable Credit Party

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

                  shall commence within such original 30 day period, and diligently pursue, appropriate curative efforts; or

         (d) Other Credit Documents. (i) Any Credit Party shall default in the due performance or observance of any term, covenant or agreement in any of the other Credit Documents (subject to applicable grace or cure periods, if any), or
(ii) any Credit Document shall fail to be in full force and effect or to give the Administrative Agent and/or the Banks the liens, rights, powers and privileges purported to be created thereby; or

         (e) Guaranties. The guaranty given by the Credit Parties hereunder or by any Additional Credit Party hereafter or any material provision thereof shall cease to be in full force and effect, or any Guarantor thereunder or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under such guaranty, or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any guaranty; or

         (f) Bankruptcy, etc. The Borrower or any Restricted Subsidiary shall commence a voluntary case concerning itself under the Bankruptcy Code; or an involuntary case is commenced against the Borrower or any Restricted Subsidiary under the Bankruptcy Code and the petition is not dismissed within 90 days after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of all or substantially all of the property of the Borrower or any Restricted Subsidiary; or the Borrower or any Restricted Subsidiary commences any other proceeding under any reorganization, arrangement, adjustment of the debt, relief of creditors, dissolution, insolvency or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any Restricted Subsidiary; or there is commenced against the Borrower or any Restricted Subsidiary any such proceeding which remains undismissed for a period of 90 days; or the Borrower or any Restricted Subsidiary is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any Restricted Subsidiary suffers appointment of any custodian or the like for it or for any substantial part of its property to continue unchanged or unstayed for a period of 90 days; or the Borrower or any Restricted Subsidiary makes a general assignment for the benefit of creditors; or any corporate action is taken by the Borrower or any Restricted Subsidiary for the purpose of effecting any of the foregoing; or

         (g) Defaults under Other Agreements. With respect to any Indebtedness (other than Indebtedness outstanding under this Credit Agreement) in excess of $10,000,000 in the aggregate for the Borrower and its Restricted Subsidiaries,
(i) the Borrower or any of its Restricted Subsidiaries shall (A) default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, or (B) default in the observance or performance relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit, the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause, any such Indebtedness to become due prior to its stated maturity; or (ii) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

         (h) Judgments. One or more judgments or decrees shall be entered against the Borrower or any Restricted Subsidiary involving a liability of $500,000 or more in the aggregate (to the extent not paid or fully covered by insurance provided by a carrier who has acknowledged coverage) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days from the entry thereof; or

         (i) ERISA. (i) Any Credit Party or any member of the Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of $500,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Plan or Plans which in the aggregate have unfunded liabilities in excess of $500,000 (individually and collectively, a "Material Plan") shall be filed under Title IV of ERISA by any such member of the Consolidated Borrower Group or any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the Controlled Group to incur a current payment obligation in excess of $500,000; or

         (j) Ownership.  There shall occur a Change of Control; or

         (k) Default under Senior Subordinated Notes. The occurrence of an event of default under the Senior Subordinated Notes; or

         (l) Default under Securitization Agreement. The occurrence of an event of default under any of the Securitization Agreements.

         8.02       Acceleration; Remedies.

         Upon the occurrence of an Event of Default, and at any time thereafter unless and until such Event of Default has been waived by the Required Banks or cured to the satisfaction of the Required Banks (pursuant to the voting procedures in Section 10.06), the Administrative Agent may, and upon the request and direction of the Required Banks, shall, by written notice to the Borrower take any of the following actions without prejudice to the rights of the Administrative Agent or any Bank to enforce its claims against the Credit Parties, except as otherwise specifically provided for herein:

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

                  (i) Termination of Commitments. Declare the Commitments terminated whereupon the Commitments shall be immediately terminated.

                  (ii) Acceleration of Loans. Declare the unpaid principal of and any accrued interest in respect of all Loans and any and all other indebtedness or obligations of any and every kind owing by the Borrower to any of the Banks hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                  (iii) Enforcement of Rights. Enforce any and all rights and interests created and existing under the Credit Documents and all rights of set-off.

Notwithstanding the foregoing, if an Event of Default specified in Section 8.01(f) shall occur, then the Commitments shall automatically terminate and all Loans, all accrued interest in respect thereof, all accrued and unpaid Fees and other indebtedness or obligations owing to the Banks hereunder shall immediately become due and payable without the giving of any notice or other action by the Administrative Agent or the Banks.


                                   SECTION 9

                               AGENCY PROVISIONS

         9.01      Appointment.

         Each Bank hereby designates and appoints NationsBank, N.A. as agent (in such capacity as Agent hereunder, the "Agent"), Bank of America NT & SA and Crestar Bank as co-agents (in such capacity as Co-Agent hereunder, the "Co-Agents") and NationsBank, N.A. as administrative agent (in such capacity as Administrative Agent hereunder, the "Administrative Agent") of such Bank to act as specified herein and the other Credit Documents, and each such Bank hereby authorizes the Agent, the Administrative Agent and the Co-Agents, respectively, as the agent for such Bank, to take such action on its behalf under the provisions of this Credit Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated by the terms hereof and of the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere herein and in the other Credit Documents, neither the Agent, the Co-Agents nor the Administrative Agent shall have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any of the other Credit Documents, or shall otherwise exist against the Agents. To the extent that the provisions of this Section relate to intercreditor or other issues as between and among the Agents and the Banks, they are solely for the benefit of the Agents and the Banks and none of the Credit Parties shall have any rights as a third party beneficiary of the provisions hereof. In performing its functions and duties under this Credit Agreement and the other Credit Documents, the Agent, the Administrative Agent

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and the Co-Agents shall act solely as agents of the Banks and do not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for the Borrower or any other Credit Party.

         9.02     Delegation of Duties.

         The Agents may execute any of their respective duties hereunder or under the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agents shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

         9.03     Exculpatory Provisions.

         Neither the Agent, the Co-Agents nor the Administrative Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection herewith or in connection with any of the other Credit Documents (except for its or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by any of the Credit Parties contained herein or in any of the other Credit Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection herewith or in connection with the other Credit Documents, or enforceability or sufficiency hereof or of any of the other Credit Documents, or for any failure of the Borrower to perform its obligations hereunder or thereunder. Neither the Agent, the Co-Agents nor the Administrative Agent shall be responsible to any Bank for the effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Credit Agreement, or any of the other Credit Documents or for any representations, warranties, recitals or statements made herein or therein or made by the Borrower or any Credit Party in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Agent, the Co-Agents or the Administrative Agent to the Banks or by or on behalf of the Credit Parties to the Agent, the Co-Agents or the Administrative Agent or any Bank or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default or to inspect the properties, books or records of the Credit Parties.

         9.04     Reliance on Communications.

         The Agent, the Co-Agents and the Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower or any of the other Credit Parties, independent accountants and other experts selected by the Administrative Agent with reasonable care). The Administrative Agent may deem and treat the Banks as the owner of their

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respective interests hereunder for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent in accordance with Section 10.03(b) hereof. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement or under any of the other Credit Documents unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any of the other Credit Documents in accordance with a request of the Required Banks (or to the extent specifically provided in Section 10.06, all the Banks) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks (including their successors and assigns).

         9.05     Notice of Default.

         The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Bank or a Credit Party referring to the Credit Document, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Banks. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Banks.

         9.06     Non-Reliance on Agents and Other Banks.

         Each Bank expressly acknowledges that neither the Agent, the Co-Agents nor the Administrative Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent, the Co-Agents or the Administrative Agent or any affiliate thereof hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Agent, the Co-Agents or the Administrative Agent to any Bank. Each Bank represents to the Agent, the Co-Agents and the Administrative Agent that it has, independently and without reliance upon the Agent, the Co-Agents or the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Credit Agreement. Each Bank also represents that it will, independently and without reliance upon the Agent, the Co-Agents or the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Administrative

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Agent hereunder, neither the Agent, the Co-Agents nor the Administrative Agent
shall have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, assets, property, financial or other conditions, prospects or creditworthiness of the Borrower which may come into the possession of the Agent, the Co-Agents nor the Administrative Agent or any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates.

         9.07     Indemnification.

         The Banks agree to indemnify the Agent, the Co-Agents and the Administrative Agent in their respective capacities as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Agent, the Co-Agents or the Administrative Agent in their respective capacities as such in any way relating to or arising out of this Credit Agreement or the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent, the Co-Agents or the Administrative Agent under or in connection with any of the foregoing; provided that no Bank shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Agent, a Co-Agent or the Administrative Agent. If any indemnity furnished to the Agent, the Co-Agents or the Administrative Agent for any purpose shall, in the opinion of the Agent, the Co-Agents or the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section shall survive the payment of the Obligations and all other amounts payable hereunder and under the other Credit Documents.

         9.08     Agents in their Individual Capacity.

         The Agent, the Co-Agents and the Administrative Agent and their respective affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower or any other members of the Consolidated Borrower Group as though the Agent, the Co-Agents or the Administrative Agent were not the Agent, a Co-Agent or Administrative Agent hereunder. With respect to the Loans made and all Obligations owing to it, the Agent, the Co-Agent or the Administrative Agent shall have the same rights and powers under this Credit Agreement as any Bank and may exercise the same as though they were not the Agent, a Co-Agent or Administrative Agent, and the terms "Bank" and "Banks" shall include the Agent, the Co-Agents and the Administrative Agent in their individual capacity.

         9.09      Successor Agent.

         The Agent, the Administrative Agent and any Co-Agent may, at any time, resign upon 30 days' written notice to the Banks and the Borrower, and be

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removed with or without cause by the Required Banks upon 30 days' written notice to the Borrower and the Agent, the Co-Agent or Administrative Agent. Upon any such resignation or removal, the Required Banks, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed), shall have the right to appoint a successor Agent, Co-Agent or Administrative Agent.
If no successor Agent, Co-Agent or Administrative Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the notice of resignation or notice of removal, as appropriate, then the retiring Agent or Administrative Agent shall select a successor Agent or Administrative Agent, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed), provided such successor is a Bank hereunder or a commercial bank organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $400,000,000. There is no requirement for a successor Co-Agent to be appointed. Upon the acceptance of any appointment as Agent, Co-Agent or Administrative Agent hereunder by a successor, such successor Co-Agent or Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, Co-Agent or Administrative Agent, and the retiring Agent, Co-Agent or Administrative Agent shall be discharged from its duties and obligations as Agent, Co-Agent or Administrative Agent, as appropriate, under this Credit Agreement and the other Credit Documents and the provisions of this Section 9.09 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent, Co-Agent or Administrative Agent under this Credit Agreement.


                                   SECTION 10

                                 MISCELLANEOUS

         10.01     Notices.

         Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (i) when delivered, (ii) when transmitted via telecopy (or other facsimile device) to the number set out below, (iii) the day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (iv) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address, in the case of the Borrower and the Administrative Agent, set forth below, and in the case of the Banks, set forth on Schedule 2.01(a), or at such other address as such party may specify by written notice to the other parties hereto:

         if to the Borrower or the Guarantors:

                           Owens & Minor, Inc.
                           4800 Cox Road
                           Glen Allen, Virginia 23060
                           Attn: Richard F. Bozard
                           Telephone:  (804) 965-2921
                           Telecopy:   (804) 965-5403

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         if to the Agent, the Administrative Agent or the Swingline Lender:

                           NationsBank, N.A.
                           101 N. Tryon Street
                           Independence Center, 15th Floor
                           NC1-001-15-04
                           Charlotte, North Carolina 28255
                           Attn:  Tonya Sloan
                                    Agency Services
                           Telephone: (704) 386-3916
                           Telecopy:  (704) 386-9923

                           With a copy to:

                           NationsBank, N.A.
                           NationsBank Healthcare Finance Group
                           6610 Rockledge Drive, First Floor
                           Bethesda, Maryland  20817-1876
                           Attn:  Michael B. Andry
                                    Vice President
                           Telephone: (301) 571-0710
                           Telecopy:  (301) 571-0719

         10.02    Right of Set-Off.

         In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, the Borrower agrees that upon the occurrence and during the continuance of an Event of Default and the commencement of the remedies described in Section 8.02 hereof, each Bank is authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived), to set-off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Bank (including, without limitation branches, agencies or Affiliates of such Bank wherever located) to or for the credit or the account of the Borrower against obligations and liabilities of the Borrower to such Bank hereunder, under the Notes, the other Credit Documents or otherwise, irrespective of whether such Bank shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of such Bank subsequent thereto. The Borrower hereby agrees that any Person purchasing a participation in the Loans and Commitments hereunder pursuant to Section 10.03(c) or Section 2.20. may exercise all rights of set-off with respect to its participation interest as fully as if such Person were a Bank hereunder. The Administrative Agent and the Banks agree to give written notice to the appropriate Credit Party of any exercise of set-off, bankers' lien or other similar right; provided, however, that any such notice need not be given in advance of the exercise thereof.

         10.03    Benefit of Agreement.

         (a) Generally. This Credit Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of

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the parties hereto; provided that the Borrower may not assign and transfer any of its interests without prior written consent of the Banks; provided further that the rights of each Bank to transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth in this
Section 10.03, provided however that nothing herein shall prevent or prohibit any Bank from (i) pledging its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank, or (ii) granting assignments or participation in such Bank's Loans and/or Commitments hereunder to its parent company and/or to any affiliate of such Bank which is at least 50% owned by such Bank or its parent company.

         (b) Assignments. Each Bank may with the prior written consent of the Administrative Agent, and so long as no Event of Default then exists, the Borrower, which consent shall not be unreasonably withheld or delayed, assign all or a portion of its rights and obligations hereunder pursuant to an assignment agreement (an "Assignment") substantially in the form of Schedule 10.03(b) to one or more Eligible Assignees, provided that (i) any such prospective assignment shall first be offered to the other Banks on the same terms and conditions as are available to the prospective assignee, (ii) so long as no Event of Default shall then exist and be continuing, after a period of 15 days from first offering such assignment interest to the Banks as provided in the foregoing subsection (i) hereof, the assigning Bank shall give notice to the Borrower of any such prospective assignment and the Borrower may, at its own expense with the assistance of the Administrative Agent, within a period of 30 days thereafter, make arrangements for another bank or financial institution reasonably acceptable to the Administrative Agent to purchase and accept such assignment interest (at par without payment of any fee, other than the $1,500 transfer fee to the Administrative Agent described below, on account thereof),
(iii) any such assignment shall be in a minimum aggregate amount of $10,000,000 of the Commitments and in integral multiples of $1,000,000 above such amount, and (iv) each such assignment shall be of a constant not varying the percentage of all of the assigning Bank's rights and obligations under this Credit Agreement. The Administrative Agent shall maintain a copy of each Assignment and the names and addresses of the Banks, and the Commitment of, and principal amount of the Loans owing to, each Bank pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive in the absence of manifest error and the Credit Parties, the Agents and the Banks may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower and any Bank, at any reasonable time and from time to time upon reasonable prior notice. Any such assignment hereunder shall be effective upon (i) the written consent of the Borrower and the Administrative Agent as provided above, (ii) delivery to the Administrative Agent of a copy of the Assignment together with a transfer fee of $1,500 payable by the assigning Bank to the Administrative Agent for its own account and (iii) the Administrative Agent's recordation of the name of the assignee in the Register. The assigning Bank will give prompt notice to the Administrative Agent and the Borrower of any Assignment. Upon the effectiveness

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of any such assignment (and after notice to the Borrower as provided herein), the assignee shall become a "Bank" for all purposes of this Credit Agreement and the other Credit Documents and, to the extent of such assignment, the assigning Bank shall be relieved of its obligations hereunder to the extent of the Loans and Commitment components being assigned. Along such lines the Borrower agrees that upon notice of any such assignment and surrender of the appropriate Note or Notes, it will promptly provide to the assigning Bank and to the assignee separate promissory notes in the amount of their respective interests substantially in the form of the original Note (but with notation thereon that it is given in substitution for and replacement of the original Note or any replacement notes thereof). All surrendered Notes shall be canceled and returned to the Borrower.

         (c)      Participations.

         (i) Each Bank may sell, transfer, grant or assign participations in all or any part of such Bank's interests and obligations hereunder; provided that
(i) such selling Bank shall remain a "Bank" for all purposes under this Credit Agreement (such selling Bank's obligations under the Credit Documents remaining unchanged) and the participant shall not constitute a Bank hereunder, (ii) no such participant shall have, or be granted, rights to approve any amendment or waiver relating to this Credit Agreement or the other Credit Documents except to the extent any such amendment or waiver would (A) reduce the principal of or rate of interest on or fees in respect of any Loans in which the participant is participating, (B) postpone the date fixed for any payment of principal (including extension of the Termination Date or the date of any mandatory prepayment), interest or fees in which the participant is participating, or (C) release all or substantially all of the collateral or guaranties (except as expressly provided in the Credit Documents) supporting any of the Loans or Commitments in which the participant is participating, (iii) sub-participations by the participant (except to an affiliate, parent company or affiliate of a parent company of the participant) shall be prohibited and (iv) any such participations shall be in a minimum aggregate amount of $5,000,000 of the Commitments and in integral multiples of $1,000,000 in excess thereof (except in the case of Competitive Loans as to which there shall be no minimum amount). In the case of any such participation, except as provided in Section 10.02, the participant shall not have any rights under this Credit Agreement or the other Credit Documents (the participant's rights against the selling Bank in respect of such participation to be those set forth in the participation agreement with such Bank creating such participation) and all amounts payable by the Borrower hereunder shall be determined as if such Bank had not sold such participation.

         (ii) Each prospective participant that is a Non-U.S. Person must submit to the Borrower and the Administrative Agent on or before the effective date of the related participation either: (A) two copies of either United States Internal Revenue Service Form 1001 or Form 4224 (whichever is applicable) or (B) in the case of a participant claiming an exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of

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"portfolio interest", a Form W-8 (or any subsequent versions thereof or successors thereto) and a certificate representing that such participant is not a bank for purposes of Section 881(c)(3)(A) of the Code, is not a 10 percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower, and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code), in either case properly completed and duly executed by such participant and entitling such participant to receive a complete exemption from U.S. federal withholding tax with respect to payments received pursuant to such participation. Each prospective participant that is organized under the laws of the United States or any state thereof or the District of Columbia shall deliver to the Borrower on or before the date of the related participation an original copy of the Internal Revenue Service Form W-9 (or applicable successor form) properly completed and duly executed by such participant. Each participant also shall, from time to time, submit to the Borrower and the Administrative Agent such additional duly completed and signed copies of such forms (or such successor forms or other documents as shall be adopted from time to time by the relevant United States taxing authorities) as may be (i) reasonably requested in writing by the Borrower or the Administrative Agent, (ii) appropriate under then current United States laws or regulations, or (iii) required due to the obsolescence or invalidity of any form previously delivered by such participant. Upon the reasonable request of the Borrower or the Administrative Agent, each participant that has not provided the forms or other documents, as provided above, on the basis of being a United States person shall submit to the Borrower and the Administrative Agent a certificate to the effect that it is such a "United States person."

         10.04    No Waiver; Remedies Cumulative.

         No failure or delay on the part of the Administrative Agent or any Bank in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any Guarantor and the Administrative Agent or any Bank shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any Bank would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower or any Guarantor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Banks to any other or further action in any circumstances without notice or demand.

         10.05    Payment of Expenses, etc.

         The Borrower agrees to: (i) pay all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the negotiation, preparation, execution and delivery and administration of this Credit Agreement and the other Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and expenses of

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

Moore & Van Allen, PLLC, special counsel to the Administrative Agent) and any amendment, waiver or consent relating hereto and thereto including, but not limited to, any such amendments, waivers or consents resulting from or related to any work-out, renegotiation or restructure relating to the performance by the Borrower under this Credit Agreement and of the Administrative Agent and the Banks in connection with enforcement of the Credit Documents and the documents and instruments referred to therein (including, without limitation, in connection with any such enforcement, the reasonable fees and disbursements of counsel for the Administrative Agent and each of the Banks, including in-house counsel); (ii) pay and hold each of the Banks harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (iii) indemnify each Bank, its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not any Bank is a party thereto) related to the entering into and/or performance of any Credit Document or the use of proceeds of any Loans (including other extensions of credit) hereunder or the consummation of any other transactions contemplated in any Credit Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding (i) any costs or expenses associated with the transfer of a participation interest under Section 10.03(a)(ii) or 10.03(c), and (ii) any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of gross negligence or willful misconduct on the part of the Person to be indemnified).

         10.06    Amendments, Waivers and Consents.

         Neither this Credit Agreement nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing signed by the Required Banks, provided that no such amendment, change, waiver, discharge or termination shall, without the consent of each Bank affected thereby, (i) extend the scheduled maturities (including the final maturity and any mandatory prepayments) of any Loan, or any portion thereof, or reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) thereon or fees hereunder or reduce the principal amount thereof, or increase the Commitments or the Revolving Committed Amount of the Banks over the amount thereof in effect (it being understood and agreed that a waiver of any Default or Event of Default or of a mandatory reduction in the total commitments shall not constitute a change in the terms of any Commitment of any Bank), (ii) release of Stuart Medical, Inc. or substantially all of the other Guarantors from their guaranty obligations hereunder, (iii) amend, modify or waive any provision of this Section or Section 2.13, 2.14, 2.15, 2.16, 2.19, 8.01(a), 9.07, 10.02 and 10.03, (iv) reduce any percentage specified in, or otherwise modify, the definition of Required Banks, (v) consent to the assignment or transfer by the Borrower (or Guarantor) of any of its rights and obligations under (or in respect of) this Credit Agreement or (vi) release all or

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substantially all of the collateral, if any, pledged to secure the Loans and
Obligations hereunder. No provision of Section 9 may be amended without the consent of the Administrative Agent.

         10.07    Counterparts.

         This Credit Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Credit Agreement to produce or account for more than one such counterpart.

         10.08    Headings.

         The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

         10.09    Survival of Indemnification.

         All indemnities set forth herein, including, without limitation, in Sections 2.13, 2.15 or 10.05 shall survive the execution and delivery of this Credit Agreement, and the making of the Loans, the repayment of the Loans and other obligations and the termination of the Commitment hereunder.

         10.10    Governing Law; Submission to Jurisdiction; Venue.

         (a) THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF VIRGINIA. Any legal action or proceeding with respect to this Credit Agreement or any other Credit Document may be brought in the courts of the Commonwealth of Virginia in City of Richmond, or of the United States for the Eastern District of Virginia, and, by execution and delivery of this Credit Agreement, each of the Credit Parties hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts. Each of the Credit Parties further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out for notices pursuant to Section 10.01, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of the Agent to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against the Borrower in any other jurisdiction.

         (b) Each of the Credit Parties hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Credit Agreement or any other Credit Document brought in the courts referred to in subsection (a) hereof and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

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         (c) EACH OF THE AGENTS, EACH OF THE BANKS AND EACH OF THE CREDIT
PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         10.10    Severability.

         If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

         10.11    Entirety.

         This Credit Agreement together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

         10.12    Survival of Representations and Warranties.

         All representations and warranties made by the Borrower herein shall survive delivery of the Notes and the making of the Loans hereunder.

         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.

BORROWER:
                                    OWENS & MINOR, INC.,
                                    a Virginia corporation


                                    By________________________________
                                            Richard F. Bozard
                                            Vice President and Treasurer


GUARANTORS:

                                    OWENS & MINOR MEDICAL, INC.,
                                    a Virginia corporation

                                    NATIONAL MEDICAL SUPPLY CORPORATION,
                                    a Delaware corporation

                                    OWENS & MINOR WEST, INC.,
                                    a California corporation

                                    KOLEY'S MEDICAL SUPPLY, INC.,
                                    a Nebraska corporation

                                    LYONS PHYSICIAN SUPPLY COMPANY,
                                    an Ohio corporation

                                    A. KUHLMAN & COMPANY,
                                    a Michigan corporation

                                    STUART MEDICAL, INC.,
                                    a Pennsylvania corporation

                                    By___________________________________
                                        Vice President and Treasurer
                                        of each of the Companies listed above

                                                             Signature Pages to
                                           Owens & Minor, Inc. Credit Agreement

BANKS:

                                    NATIONSBANK, N.A.,
                                    individually in its capacity as a
                                    Bank and in its capacity as Agent and
                                    Administrative Agent

                                    By______________________________________
                                            Scott S. Ward,
                                            Senior Vice President


                                    BANK OF AMERICA NT & SA,
                                    individually in its capacity as a
                                    Bank and in its capacity as a Co-Agent

                                    By_______________________________________

                                    Title____________________________________


                                    CRESTAR BANK,
                                    individually in its capacity as a
                                    Bank and in its capacity as a Co-Agent

                                    By________________________________________

                                    Title_____________________________________


                                    FIRST UNION NATIONAL BANK

                                    By________________________________________

                                    Title_____________________________________

                                                             Signature Pages to
                                           Owens & Minor, Inc. Credit Agreement


                                    PNC BANK, NATIONAL ASSOCIATION

                                    By___________________________________

                                    Title________________________________


                                    THE BANK OF NEW YORK

                                    By___________________________________

                                    Title________________________________


                                    MELLON BANK, N.A.

                                    By___________________________________

                                    Title________________________________


                                    THE FIRST NATIONAL BANK OF CHICAGO

                                    By___________________________________

                                    Title________________________________


                                    THE SANWA BANK LTD.

                                    By___________________________________

                                    Title________________________________

                                                             Signature Pages to
                                           Owens & Minor, Inc. Credit Agreement


                                    SIGNET BANK

                                    By______________________________________

                                    Title___________________________________


                                    WACHOVIA BANK, N.A.

                                    By_____________________________________

                                    Title__________________________________


                                    THE BANK OF NOVA SCOTIA

                                    By____________________________________

                                    Title_________________________________

                                Schedule 2.01(a)
                             Schedule of Banks and
                                  Commitments

                                         Address                                                           Revolving
                                         for Funding                     Address for                       Committed
          Bank                           and Payments                    Other Notices                       Amount
          ----                           ------------                    -------------                       ------
 NationsBank, N.A.                     NationsBank, N.A.          NationsBank, N.A.                        $25,000,000
                                       101 N. Tryon Street        NationsBank Healthcare Finance Group
                                       Independence Center        6610 Rockledge Drive
                                       NC1-005-15-04              First Floor
                                       Charlotte, NC 28255        Bethesda, MD  20817-1876
                                       Attn:  Michael Roof        Attn:  Michael B. Andry
                                       Phone:  (704) 388-3916     Phone:  (301) 571-0710
                                       Fax:  (704) 386-9923       Fax:  (301) 571-0719

 Bank of America NT & SA               Bank of America NT & SA    Bank of America NT & SA                  $22,500,000
                                       1850 Gateway Boulevard     1230 Peachtree Street
                                       Concord, CA  94520         Suite 3800
                                       Attn:  Louise Hosey        Atlanta, Georgia 30309
                                       Phone:  (510) 675-8242     Attn:  Bill Tucker
                                       Fax:  (510) 603-7252       Phone:  (404) 249-6927
                                                                  Fax:  (404) 249-6938

 Crestar Bank                                                     Crestar Bank                             $22,500,000
                                                                  919 East Main Street
                                                                  Richmond, VA 23219
                                                                  Attn:  Pat Collins
                                                                  Phone:  (804) 782-7781
                                                                  Fax:  (804) 782-5413


 The Bank of Nova Scotia                                          The Bank of Nova Scotia                  $20,000,000
                                                                  26th Floor
                                                                  One Liberty Plaza
                                                                  New York, NY 10006
                                                                  Attn:  Frank Vidal
                                                                  Phone:  (212) 225-5179
                                                                  Fax:  (212) 225-5090

 First Union National Bank                                        First Union National Bank                $20,000,000
                                                                  901 East Cary Street
                                                                  2nd Floor
                                                                  Richmond, VA 23219
                                                                  Attn:  Lowndes Burke
                                                                  Phone:  (804) 788-9732
                                                                  Fax:  (804) 788-9673

 PNC Bank, National Association                                   PNC Bank, National                       $20,000,000
                                                                    Association
                                                                  1600 Market Street
                                                                  Philadelphia, PA 19103
                                                                  Attn:  Gary Tyrrell
                                                                  Phone:  (215) 585-5934
                                                                  Fax:  (215) 585-6037

 The Bank of New York                                             The Bank of New York                     $15,000,000
                                                                  One Wall Street
                                                                  22nd Floor
                                                                  New York, NY 10286
                                                                  Attn:  Ann Marie Hughes
                                                                  Phone:  (212) 635-6724
                                                                  Fax:  (212) 635-6434

 Mellon Bank, N.A.                                                Mellon Bank, N.A.                        $15,000,000
                                                                  Mellon Bank Center
                                                                  1735 Market Street
                                                                  7th Floor
                                                                  Philadelphia, PA 19101
                                                                  Attn:  Donald G. Cassidy
                                                                  Phone:  (215) 553-2065
                                                                  Fax:  (215) 553-4899

 The First National Bank of Chicago                               The First National Bank of Chicago       $20,000,000
                                                                  153 West 51st Street
                                                                  8th Floor
                                                                  New York, New York  10019
                                                                  Attn:  Lynn Dillon
                                                                  Phone:  (212) 373-1373
                                                                  Fax:  (212) 373-1403

 The Sanwa Bank Ltd.                                              The Sanwa Bank Ltd.                      $15,000,000
 Atlanta Agency                                                   Atlanta Agency
                                                                  4750 Georgia-Pacific Center
                                                                  133 Peachtree St., N.E.
                                                                  Atlanta, GA 30303
                                                                  Attn:  William Plough
                                                                  Phone:  (404)586-6888
                                                                  Fax:  (404)589-1629

 Signet Bank                                                      Signet Bank                              $15,000,000
                                                                  800 East Main Street
                                                                  Richmond, VA 23260
                                                                  Attn: Charles Link
                                                                  Phone:  (804) 771-7034
                                                                  Fax:  (804) 771-7151

 Wachovia Bank, N.A.                                              Wachovia Bank, N.A.                      $15,000,000
                                                                  100 North Main Street, 20th Floor
                                                                  Winston-Salem, NC 27150-7202
                                                                  Attn:  Michael H. Trainor
                                                                  Phone:  (910) 732-2530
                                                                  Fax:  (910) 732-6935

                                                                                                         -------------------
                                                                                                           $225,000,000

                                Schedule 2.02(1)

                          FORM OF NOTICE OF BORROWING


NationsBank, N.A.,                         NationsBank, N.A.,
  as Administrative Agent for                as Swingline Lender
  the Lenders referred to below            101 N. Tryon Street, 15th Floor
101 N. Tryon Street, 15th Floor            Independence Center, NC1-001-15-04
Independence Center, NC1-001-15-04         Charlotte, North Carolina  28255
Charlotte, North Carolina  28255           Attention:  Michael Roof
Attention:  Michael Roof                               Agency Services
            Agency Services

Ladies and Gentlemen:

         The undersigned, OWENS & MINOR, INC. (the "Borrower"), refers to the Credit Agreement dated as of September 15, 1997 (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"), among the Borrower, the other Credit Parties party thereto, the Banks party thereto, and NationsBank, N.A., as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives you notice that it requests a Revolving Loan advance or a Swingline Loan advance pursuant to the provisions of
Section 2.02 or 2.07 of the Credit Agreement, as appropriate, and in that connection sets forth below the terms on which such advance is requested to be made:

(A)      Type of Loan Advance Requested   (Check One)
         _____ Revolving Loan
         _____ Swingline Loan

(B)      Date of Borrowing
         (which is a Business Day)  _______________________

(C)      Principal Amount of
         Borrowing(1) _______________________

-------------
(1) In the case of Revolving Loans, a minimum of $5,000,000 and $1,000,000 increments in excess thereof (or the remaining Revolving Committed Amount, if less) and in the case of Swingline Loans, a minimum of $250,000 and $100,000 increments in excess thereof (or the remaining Swingline Committed Amount, if less).

(D)      Interest rate basis              (Check One)
         _____ Eurodollar Loan(2)
         _____ Base Rate Loan

(E)      Interest Period and the
         last day thereof(3)         _______________________

----------------------
(2) Fixed rate for applicable Interest Period in the case of Revolving Loans. Floating rate applicable in the case of Swingline Loans.

(3) Revolving Loans only. Subject to the provisions and definitions of the Credit Agreement, but generally one, two, three or six months' duration for Fixed Eurodollar Loans, and also with respect to a single Eurodollar Loan of up to $30,000,000 under the Revolving Loan facility also for 7 days duration.

         Upon acceptance of any or all of the Loans made by the Banks in response to this request, the Borrower shall be deemed to have represented and warranted that the conditions to lending specified in Section 2.09(b) of the Credit Agreement have been satisfied.

                                     Very truly yours,

                                     OWENS & MINOR, INC.


                                     By:__________________________________
                                     Title:

                                Schedule 2.02(2)

                          FORM OF NOTICE OF CONVERSION


NationsBank, N.A.,                        NationsBank, N.A.,
  as Administrative Agent for               as Swingline Lender
  the Lenders referred to below           101 N. Tryon Street, 15th Floor
101 N. Tryon Street, 15th Floor           Independence Center, NC1-001-15-04
Independence Center, NC1-001-15-04        Charlotte, North Carolina  28255
Charlotte, North Carolina  28255          Attention:  Michael Roof
Attention:  Michael Roof                              Agency Services
            Agency Services


Ladies and Gentlemen:

         The undersigned, OWENS & MINOR, INC. (the "Borrower"), refers to the Credit Agreement dated as of September 15, 1997 (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"), among the Borrower, the other Credit Parties party thereto, the Banks party thereto, and NationsBank, N.A., as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives you notice pursuant to Section
2.03 of the Credit Agreement that it requests an extension or conversion of a Revolving Loan outstanding under the Credit Agreement, and in that connection sets forth below the terms on which such extension or conversion is requested to be made:

(A)      Type of Loan  (Check One)
         _____ Revolving Loan
         _____ Swingline Loan

(B)      Date of Extension or Conversion
         (which is the last day of the      _______________________
         the applicable Interest Period)

(C)      Principal Amount of
         Extension or Conversion(4)   _______________________

(D)      Interest rate basis (Check One) ______________________
         _____ Eurodollar Loan(5)

------------------
(4) In the case of Revolving Loans, a minimum of $5,000,000 and $1,000,000 increments in excess thereof (or the remaining Revolving Committed Amount, if less) and in the case of Swingline Loans, a minimum of $250,000 and $100,000 increments in excess thereof (or the remaining Swingline Committed Amount, if less).

(5) Fixed rate for applicable Interest Period in the case of Revolving Loans. Floating rate applicable in the case of Swingline Loans.

         _____ Base Rate Loan

(E)      Interest Period and the
         last day thereof(6)           _______________________

         Upon acceptance of extension or conversion of any or all of the Loans made by the Banks in response to this request, the Borrower shall be deemed to have represented and warranted that the conditions to lending specified in
Section 2.09(b) of the Credit Agreement have been satisfied.

                                    Very truly yours,

                                    OWENS & MINOR, INC.


                                    By:__________________________________
                                    Title:

-------------------------
(6) Revolving Loans only. Subject to the provisions and definitions of the Credit Agreement, but generally one, two, three or six months' duration for Eurodollar Loans, and also with respect to a single Eurodollar Loan of up to $30,000,000 under the Revolving Loan facility also for 7 days duration.

                                 Schedule 2.06

                             FORM OF REVOLVING NOTE

                                                              September 15, 1997

         FOR VALUE RECEIVED, the undersigned Borrower, hereby promises to pay to the order of ________________________, and its successors and assigns, on or before the Termination Date to the office of the Administrative Agent in immediately available funds as provided in the Credit Agreement,

                  (i) in the case of Revolving Loans, such Bank's Revolving Committed Amount or, if less, the aggregate unpaid principal amount of all Revolving Loans made by such Bank to the undersigned;

                  (ii) in the case of Swingline Loans, if such Bank is the Swingline Lender, the aggregate Swingline Committed Amount or, if less, the aggregate unpaid principal amount of all Swingline Loans made to the undersigned; and

                  (iii) in the case of Competitive Loans, the aggregate unpaid principal amount of all Competitive Loans made by such Bank to the undersigned;

together with interest thereon at the rates and as provided in the Credit Agreement.

         This Note is one of the Revolving Notes referred to in the Credit Agreement dated as of September 15, 1997 (as amended and modified, the "Credit Agreement") among OWENS & MINOR, INC., a Virginia corporation, the Guarantors and Banks identified therein and NationsBank, N.A., as Administrative Agent. Terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

         The holder may endorse and attach a schedule to reflect borrowings evidenced by this Note and all payments and prepayments thereon; provided that any failure to endorse such information shall not affect the obligation of the undersigned Borrower to pay amounts evidenced hereby.

         Upon the occurrence of an Event of Default, all amounts evidenced by this Note may, or shall, become immediately due and payable as provided in the Credit Agreement without presentment, demand, protest or notice of any kind, all of which are waived by the undersigned Borrower. In the event payment of amounts evidenced by this Note is not made at any stated or accelerated maturity, the undersigned Borrower agrees to pay, in addition to principal and interest, all costs of collection, including reasonable attorneys' fees.

         This Note and the Loans and amounts evidenced hereby may be transferred only as provided in the Credit Agreement.

         This Note shall be governed by, and construed and interpreted in accordance with, the law of the Commonwealth of Virginia.

         IN WITNESS WHEREOF, the undersigned Borrower has caused this Note to be duly executed as of the date first above written.

                                          OWENS & MINOR, INC.,
                                          a Virginia corporation

                                          By_________________________________
                                          Name:
                                          Title:

              SCHEDULE A TO REVOLVING NOTE OF OWENS & MINOR, INC.
                            DATED September 15, 1997

          Person
          Making             Interest               Payments         Balance
 Date    Notation   Amount    Period     Rate   Principal Interest   of Note
 ----    --------   ------    ------     ----   --------- --------   -------

                               Schedule 2.08(b)-1

                        FORM OF COMPETITIVE BID REQUEST

NationsBank, N.A.,
  as Administrative Agent for the Banks
101 North Tryon Street
Independence Center, 15th Floor
NC1-005-15-04
Charlotte, North Carolina  28255
Attn:  Agency Services

         Re: Credit Agreement dated as of September 15, 1997 (as amended and modified the "Credit Agreement") among OWENS & MINOR, INC., the Guarantors and Banks identified therein and NationsBank, N.A., as Administrative Agent. Terms used but not otherwise defined shall have the meanings provided in the Credit Agreement.

Ladies and Gentlemen:

         The undersigned hereby gives you notice pursuant to Section 2.08(b) of the Credit Agreement it requests solicitation of Competitive Bids under the Credit Agreement, and in connection therewith sets forth below the terms on which the related Competitive Loan borrowing is requested to be made:

(A)      Date of Competitive Loan borrowing
         (which is a Business Day)                   __________________________

(B)      Principal amount of
         Competitive Loan borrowing                  __________________________

(C)      Interest Period and the last
         day thereof                                __________________________

         In accordance with the requirements of Section 5.2, the Borrower hereby reaffirms the representations and warranties set forth in the Credit Agreement as provided in subsection (b) of such Section, and confirms that the matters referenced in subsections (c), (d), (e) and (f) of such Section, are true and correct.

                                  OWENS & MINOR, INC.

                                  By:___________________________________
                                  Name:
                                  Title:

                               Schedule 2.08(b)-2

              FORM OF NOTICE OF RECEIPT OF COMPETITIVE BID REQUEST


[Name of Bank]
[Address]

Attention:

         Re: Credit Agreement dated as of September 15, 1997 (as amended and modified the "Credit Agreement") among OWENS & MINOR, INC., the Guarantors and Banks identified therein and NationsBank, N.A., as Administrative Agent. Terms used but not otherwise defined shall have the meanings provided in the Credit Agreement.

Dear Sirs:

         OWENS & MINOR, INC., a Virginia corporation, being Borrower under the above-referenced Credit Agreement made a Competitive Bid Request on _______________, 19__, pursuant to Section 2.08(b) of the Credit Agreement, and in that connection you are invited to submit a Competitive Bid by 10:00 A.M. (Charlotte, North Carolina time) ______________, 19__ [Date of Proposed Competitive Loan Borrowing]. Your Competitive Bid must comply with Section 2.08(c) of the Credit Agreement and the terms set forth below on which the Competitive Bid Request was made:

(A)      Date of Competitive Borrowing               _________________________

(B)      Principal amount of Competitive Borrowing   _________________________

(C)      Interest Period and the last day thereof    _________________________

                                NATIONSBANK, N.A., as Administrative Agent

                                By:_____________________________________
                                Name:
                                Title:

                                Schedule 2.08(c)

                            FORM OF COMPETITIVE BID


NationsBank, N.A.,
  as Agent for the Banks
101 North Tryon Street
Independence Center, 15th Floor
NC1-005-15-04
Charlotte, North Carolina  28255
Attn:  Agency Services

         Re: Credit Agreement dated as of September 15, 1997 (as amended and modified the "Credit Agreement") among OWENS & MINOR, INC., the Guarantors and Banks identified therein and NationsBank, N.A., as Administrative Agent. Terms used but not otherwise defined shall have the meanings provided in the Credit Agreement.

Ladies and Gentlemen:

         The undersigned, [Name of Bank], hereby makes a Competitive Bid pursuant to Section 2.08(c) of the Credit Agreement, in response to the Competitive Bid Request made by the Borrower on _____________________, 19__, and in that connection sets forth below the terms on which such Competitive Bid is made:

(A)      Principal Amount                        ______________________________

(B)      Competitive Bid Rate                    ______________________________

(C)      Interest Period and last day thereof    ______________________________

         The undersigned hereby confirms that is prepared, subject to the conditions set forth in the Credit Agreement, to extend credit to the Borrower upon acceptance by the Borrower of this bid in accordance with Section 2.08(e) of the Credit Agreement.

                                       [NAME OF BANK]

                                       By:___________________________________
                                       Name:
                                       Title:

                                Schedule 2.08(e)

                  FORM OF COMPETITIVE BID ACCEPT/REJECT LETTER


NationsBank, N.A.,
  as Agent for the Banks
101 North Tryon Street
Independence Center, 15th Floor
NC1-005-15-04
Charlotte, North Carolina  28255
Attn:  Agency Services

         Re: Credit Agreement dated as of September 15, 1997 (as amended and modified the "Credit Agreement") among OWENS & MINOR, INC., the Guarantors and Banks identified therein and NationsBank, N.A., as Administrative Agent. Terms used but not otherwise defined shall have the meanings provided in the Credit Agreement.

Ladies and Gentlemen:

         In accordance with Section 2.08(e) of the Credit Agreement, in connection with our Competitive Bid Request dated __________________ and in accordance with Section 2.08(e) of the Credit Agreement, we hereby accept the following bids for maturity on [date]:

    Principal Amount          Competitive Bid Rate                Bank
    ----------------          --------------------                ----
    $                                 [%]
    $                                 [%]


We hereby reject the following bids:

    Principal Amount          Competitive Bid Rate                Bank
    ----------------          --------------------                ----
    $                                 [%]
    $                                 [%]


                                      OWENS & MINOR, INC.

                                      By:____________________________________
                                      Name:
                                      Title:

                              Schedule 4.01(b)(1)

                  Form of Legal Opinion of Drew St. J. Carneal

                              Schedule 4.01(b)(2)

                   Form of Legal Opinion of Hunton & Williams

                                 Schedule 5.09

                      Schedule of Outstanding Indebtedness

                                 Schedule 5.10

                         Schedule of Legal Proceedings

                                 Schedule 5.15

                            Schedule of Subsidiaries

                                 Schedule 5.18

                      Schedule of Environmental Exceptions

                                Schedule 6.01(c)

                       Form of Borrowing Base Certificate


         For the calendar month ended _______________, 19__.

         I, the undersigned, the _______________________ of OWENS & MINOR, INC. (the "Borrower"), certify as of the date hereof and prior to giving effect to any payment due as of the date hereof under the Credit Agreement dated as of September 15, 1997 (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"; all capitalized terms used herein shall have the meanings given to such terms in the Credit Agreement) among the Borrower, the other Credit Parties party thereto, the Banks party thereto and NationsBank, N.A., as Administrative Agent:

     Eligible Inventory
     ------------------
     Aggregate Net Book Value of Inventory of the Credit Parties on a
     consolidated basis after deducting allowances and
     reserves relating thereto                                         $____________

     LIFO Reserve                                                      $____________

     Total Eligible Inventory                                          $____________

     Eligible Receivables
     --------------------
     Aggregate Net Book Value of Accounts
     Receivable of the Credit Parties on a
     consolidated basis after deducting
     allowances and reserves relating thereto                          $____________

     Total Borrowing Base
     --------------------
     Borrowing Base Advance Rate -
     85% of foregoing Eligible Receivables                             $_____________

     Borrowing Base Advance Rate -
     50% of foregoing Eligible Inventory             +                 $_____________

     Total Borrowing Base                                              $______________


With reference to this Borrowing Base certificate, I hereby certify on behalf of the Borrower that, to the best of my knowledge and belief, the above statements are true and correct in all material respects as of the date hereof.

IN WITNESS WHEREOF, I have hereunto set my hand and seal this _____ day of ____________, 199_.

                                         OWENS & MINOR, INC.




                                         By________________________

                                         Title_____________________

                                Schedule 6.01(d)

                    Form of Officer's Compliance Certificate

         For the fiscal quarter ended _________________, 1997.

         I, ______________________, [Title] of OWENS & MINOR, INC. (the
"Borrower") hereby certify that, to the best of my knowledge and belief, with respect to that certain Credit Agreement dated as of September 15, 1997 (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"; all of the defined terms in the Credit Agreement are incorporated herein by reference) among the Borrower, the other Credit Parties party thereto, the Banks party thereto and NationsBank, N.A., as Administrative Agent:

                  a. The company-prepared consolidated financial statements
                     which accompany this certificate are true and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis. The company-prepared consolidating statements which accompany this certificate are true and correct in all material respects and have been prepared consistent with the Borrower's internal practices consistently applied and may not be in strict conformity with generally accepted accounting principles. Both sets of such financial statements are subject to changes resulting from normal year-end audit adjustments.

                  b. Since ___________ (the date of the last similar
                     certification, or, if none, the Closing Date) no Default or Event of Default has occurred under the Credit Agreement; and

Delivered herewith are detailed calculations demonstrating compliance by the Credit Parties with the financial covenants contained in Section 6.11 of the Credit Agreement as of the end of the fiscal period referred to above.

         This ______ day of ___________, 199_.


                                            OWENS & MINOR, INC.


                                            --------------------------------
                                            Title:

                      Attachment to Officer's Certificate

                       Computation of Financial Covenants

                                 Schedule 6.06

                             Schedule of Insurance

                                 Schedule 6.12

                           Form of Joinder Agreement

         THIS JOINDER AGREEMENT (the "Agreement"), dated as of _____________, 19__, is by and between _____________________, a ___________________ (the
"Subsidiary"), and NATIONSBANK, N.A., in its capacity as Administrative Agent under that certain Credit Agreement (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"), dated as of September 15, 1997, by and among OWENS & MINOR, INC., a Virginia corporation (the "Borrower"), the other Credit Parties party thereto, the Banks party thereto and NationsBank, N.A., as Administrative Agent. All of the defined terms in the Credit Agreement are incorporated herein by reference.

         The Subsidiary is an Additional Credit Party, and, consequently, the Credit Parties are required by Section 6.12 of the Credit Agreement to cause the Subsidiary to become a "Guarantor".

         Accordingly, the Subsidiary hereby agrees as follows with the Administrative Agent, for the benefit of the Banks:

         1. The Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Credit Agreement, the Subsidiary will be deemed to be a party to the Credit Agreement and a "Guarantor" for all purposes of the Credit Agreement, and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Agreement. The Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement, including without limitation (i) all of the representations and warranties set forth in Section 5 of the Credit Agreement as they relate to such Subsidiary, (ii) all of the affirmative and negative covenants set forth in Sections 6 and 7 of the Credit Agreement and
(iii) all of the undertakings and waivers set forth in Section 3 of the Credit Agreement (subject to the limitations set forth therein). Without limiting the generality of the foregoing terms of this paragraph 1, the Subsidiary hereby (i) subject to the limitation set forth in Section 3.07 of the Credit Agreement, jointly and severally together with the other Guarantors, guarantees to each Bank, the Administrative Agent and the Co-Agents, as provided in Section 3 of the Credit Agreement, the prompt payment and performance of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof and
(ii) agrees that if any of the Obligations are not paid or performed in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise), the Subsidiary will, jointly and severally together with the other Guarantors, promptly pay and perform the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

         2. This Credit Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

         IN WITNESS WHEREOF, the Subsidiary has caused this Credit Agreement to be duly executed by its authorized officers, and the Administrative Agent, for the benefit of the Banks, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

                                            [SUBSIDIARY]


                                            By____________________________

                                            Title_________________________

                                            Acknowledged and accepted:

                                            NATIONSBANK, N.A.,
                                            as Administrative Agent

                                            By______________________________

                                            Title___________________________

                                 Schedule 7.02

                          Schedule of Permitted Liens

                               Schedule 10.03(b)

                       Form of Assignment and Acceptance


         THIS ASSIGNMENT AND ACCEPTANCE dated as of ________, 199_ is entered into between ________________ ("Assignor") and ____________________
("Assignee").

         Reference is made to the Credit Agreement dated as of September 15, 1997, as amended and modified from time to time thereafter (the "Credit Agreement") among OWENS & MINOR, INC., the other Credit Parties party thereto, the Banks party thereto and NationsBank, N.A., as Administrative Agent. Terms defined in the Credit Agreement are used herein with the same meanings.

         1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Effective Date set forth below, the interests set forth below (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the interests set forth below in the Commitments of the Assignor on the effective date of the assignment designated below (the "Effective Date") and the Revolving Loans owing to the Assignor and in the Swingline Loans in which Assignor has or may have a participation interest which are outstanding on the Effective Date, together with unpaid interest accrued on the assigned Loans to the Effective Date and the amount, if any, set forth below of the Fees accrued to the Effective Date for the account of the Assignor. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 10.03(b) of the Credit Agreement, a copy of which has been received by each such party. The Assignee has submitted to the Borrower and the Administrative Agent the documents required pursuant to
Section 10.03(c) of the Credit Agreement. From and after the Effective Date (i) the Assignee, if it is not already a Bank under the Credit Agreement, shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

         2. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

         3.   Terms of Assignment

         (a)  Date of Assignment:

         (b)  Legal Name of Assignor:

         (c)  Legal Name of Assignee:

         (d)  Effective Date of Assignment:

         (e)  Revolving Committed Amount
             Percentage Assigned (expressed
              as a percentage of the total
              Commitment of the Banks to
              make Revolving Loans and set
              forth to at least 8 decimals)                   %

         (f)  Revolving Committed Amount
              Percentage of Assignor after
              Assignment (set forth to at
              least 8 decimals)                               %

         (g)  Total Revolving Loans outstanding
              as of Effective Date                            $_____________

         (h)  Principal Amount of Revolving
              Loans assigned on Effective
              Date (the amount set forth
              in (g) multiplied by the
              percentage set forth in (e))                    $_____________

The terms set forth above are hereby agreed to:

____________________, as Assignor



By:_____________________________________

Title:__________________________________


_____________________, as Assignee


By:_____________________________________

Title:__________________________________


CONSENTED TO:

NATIONSBANK, N.A.,
as Administrative Agent

By:____________________________________

Title:_________________________________

OWENS & MINOR, INC.

By:____________________________________

Title:_________________________________